--------------------------------------------------------------------------------
--------------------------------------------------------------------------------






                                 _____________


                        MT Acquisition Corp., as Issuer

                                      and

                Mettler-Toledo Holding Inc., as Note Guarantor,

                                      and

              United States Trust Company of New York, as Trustee


                     ------------------------------------


                                   INDENTURE

                          Dated as of October  , 1996

                     ------------------------------------


                                 $115,000,000

                      % Senior Subordinated Notes due 2006



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of the date hereof


TRUST INDENTURE                                                         INDENTURE
ACT SECTION                                                             SECTION
--------------------------------                                        ---------
Section      310(a)(1)               .................................  7.11
             (a)(2)                  .................................  7.11
             (a)(3)                  .................................  N.A.
             (a)(4)                  .................................  N.A.
             (a)(5)                  .................................  7.11
             (b)                     .................................  7.09; 7.11;
                                                                        12.02
             (c)                     .................................  N.A.
Section      311(a)                  .................................  7.12
             (b)                     .................................  7.12
             (c)                     .................................  N.A.
Section      312(a)                  .................................  2.05
             (b)                     .................................  12.03
             (c)                     .................................  12.03
Section      313(a)                  .................................  7.07
             (b)                     .................................  7.07
             (c)                     .................................  7.07; 12.02
             (d)                     .................................  7.07
Section      314(a)                  .................................  4.06; 4.20;
                                                                        12.02
             (b)                     .................................  N.A.
             (c)(1)                  .................................  12.04
             (c)(2)                  .................................  12.04
             (c)(3)                  .................................  N.A.
             (d)                     .................................  N.A.
             (e)                     .................................  12.05
             (f)                     .................................  N.A.
Section      315(a)                  .................................  7.01(b),(c)
             (b)                     .................................  7.05; 12.02
             (c)                     .................................  7.01(a)
             (d)                     .................................  7.01(c)
             (e)                     .................................  6.11
Section      316(a) (last
             sentence)               .................................  2.09
             (a)(1)(A)               .................................  6.05
             (a)(1)(B)               .................................  6.04
             (a)(2)                  .................................  N.A.
             (b)                     .................................  6.07
Section      317(a)(1)               .................................  6.08
             (a)(2)                  .................................  6.09

             (b)                     .................................  2.04
Section      318(a)                  .................................  12.01

------------------------------------

Note: This reconciliation and tie shall not, for any pur-pose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

                                                                                                      Page

                                               ARTICLE ONE

                         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01. Definitions...........................................................................     1
Section 1.02. Incorporation by Reference of Trust Indenture Act.....................................    31
Section 1.03. Rules of Construction.................................................................    32


                                               ARTICLE TWO

                                                THE NOTES

Section 2.01. Forms and Dating......................................................................    33
Section 2.02. Execution and Authentication..........................................................    34
Section 2.03. Registrar and Paying Agent............................................................    34
Section 2.04. Paying Agent to Hold Money in Trust...................................................    35
Section 2.05. Noteholder Lists......................................................................    35
Section 2.06. Transfer and Exchange.................................................................    36
Section 2.07. Replacement Notes.....................................................................    38
Section 2.08. Outstanding Notes.....................................................................    39
Section 2.09. Treasury Notes........................................................................    39
Section 2.10. Temporary Notes.......................................................................    39
Section 2.11. Cancellation..........................................................................    40
Section 2.12. Defaulted Interest....................................................................    40
Section 2.13. CUSIP Number..........................................................................    41
Section 2.14. Deposit of Moneys.....................................................................    41
Section 2.15. Computation of Interest...............................................................    41


                                              ARTICLE THREE

                                           REDEMPTION OF NOTES

Section 3.01. Notices to the Trustee................................................................    41
Section 3.02. Selection of Notes to Be Redeemed.....................................................    41
Section 3.03. Notice of Redemption..................................................................    42
Section 3.04. Effect of Notice of Redemption........................................................    43
Section 3.05. Deposit of Redemption Price...........................................................    43
Section 3.06. Notes Redeemed or Purchased in Part...................................................    44

                                                                                                      Page

                                               ARTICLE FOUR

                                                COVENANTS
Section 4.01. Payment of Notes......................................................................    44
Section 4.02. Maintenance of Office or Agency.......................................................    45
Section 4.03. Corporate Existence...................................................................    45
Section 4.04. Payment of Taxes and Other Claims.....................................................    46
Section 4.05. Maintenance of Properties.............................................................    46
Section 4.06. Compliance Certificate................................................................    47
Section 4.07. Waiver of Stay, Extension or Usury Laws...............................................    47
Section 4.08. Limitation on Indebtedness............................................................    47
Section 4.09. Limitation on Restricted Payments.....................................................    55
Section 4.10. Limitation on Transactions with Affiliates............................................    61
Section 4.11. Limitation on Certain Liens...........................................................    62
Section 4.12. Limitation on Certain Guarantees......................................................    63
Section 4.13. Certain Future Note Guarantors........................................................    64
Section 4.14. Limitation on Other Senior Subordinated Indebtedness..................................    65
Section 4.15. Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries......    65
Section 4.16. Limitation on Dividend and Other Payment Restrictions Affecting Restricted
              Subsidiaries..........................................................................    66
Section 4.17. Restriction on Transfer of Assets to Subsidiaries.....................................    67
Section 4.18. Limitation on Disposition of Proceeds of Asset Sales..................................    68
Section 4.19. Change of Control.....................................................................    71
Section 4.20. Reporting Requirements................................................................    74


                                               ARTICLE FIVE

                                          SUCCESSOR CORPORATION

Section 5.01. Merger, Consolidation and Sale of Assets..............................................    75
Section 5.02. Successor Substituted.................................................................    77

                                                                                                      Page

                                               ARTICLE SIX

                                                 REMEDIES
Section 6.01. Events of Default.....................................................................    77
Section 6.02. Acceleration..........................................................................    80

Section 6.03. Other Remedies........................................................................    82
Section 6.04. Waiver of Past Defaults...............................................................    82
Section 6.05. Control by Majority...................................................................    83
Section 6.06. Limitation on Suits...................................................................    83
Section 6.07. Right of Holders to Receive Payment...................................................    84
Section 6.08. Collection Suit by Trustee............................................................    84
Section 6.09. Trustee May File Proofs of Claims.....................................................    84
Section 6.10. Priorities............................................................................    85
Section 6.11. Undertaking for Costs.................................................................    85
Section 6.12. Restoration of Rights and Remedies....................................................    86


                                              ARTICLE SEVEN

                                                 TRUSTEE

Section 7.01. Duties................................................................................    86
Section 7.02. Rights of Trustee.....................................................................    87
Section 7.03. Individual Rights of Trustee..........................................................    88
Section 7.04. Trustee's Disclaimer..................................................................    89
Section 7.05. Notice of Default.....................................................................    89
Section 7.06. Money Held in Trust...................................................................    89
Section 7.07. Reports by Trustee to Holders.........................................................    89
Section 7.08. Compensation and Indemnity............................................................    90
Section 7.09. Replacement of Trustee................................................................    91
Section 7.10. Successor Trustee by Merger, etc......................................................    92
Section 7.11. Eligibility; Disqualification.........................................................    92
Section 7.12. Preferential Collection of Claims Against Company.....................................    93


                                              ARTICLE EIGHT

                                 SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01. Termination of the Company's Obligations..............................................    93
Section 8.02. Defeasance and Covenant Defeasance....................................................    94
Section 8.03. Application of Trust Money............................................................    99
Section 8.04. Repayment to Company or Note Guarantors...............................................    99

                                                                                                      Page
Section 8.05. Reinstatement.........................................................................   100


                                               ARTICLE NINE

                                   AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 9.01. Without Consent of Holders............................................................   100
Section 9.02. With Consent of Holders...............................................................   101
Section 9.03. Compliance with Trust Indenture Act...................................................   103
Section 9.04. Revocation and Effect of Consents.....................................................   103
Section 9.05. Notation on or Exchange of Notes......................................................   104
Section 9.06. Trustee May Sign Amendments, etc......................................................   104


                                               ARTICLE TEN

                                            GUARANTEE OF NOTES

Section 10.01.Note Guarantee........................................................................   105
Section 10.02.Execution and Delivery by Holding of Note Guarantee...................................   107
Section 10.03.Additional Note Guarantors............................................................   107
Section 10.04.Note Guarantee Obligations Subordinated to Guarantor Senior Indebtedness..............   108
Section 10.05.Payment Over of Proceeds upon Dissolution, etc........................................   108
Section 10.06.Suspension of Note Guarantee Obligations When Guarantor Senior
              Indebtedness in Default...............................................................   110
Section 10.07.Release of Note Guarantee.............................................................   111
Section 10.08.Waiver of Subrogation.................................................................   112
Section 10.09.Provisions Solely to Define Relative Rights...........................................   112
Section 10.10.Trustee to Effectuate Subordination...................................................   113
Section 10.11.No Waiver of Subordination Provisions.................................................   113
Section 10.12.Notice to Trustee.....................................................................   114
Section 10.13.Reliance on Judicial Order or Certificate of Liquidating Agent
              Regarding Dissolution, etc. ..........................................................   115
Section 10.14.Rights of Trustee as a Holder of Guarantor Senior Indebtedness;
              Preservation of Trustee's Rights......................................................   116
Section 10.15.Article Ten Applicable to Paying Agents...............................................   116

                                                                                                      Page
Section 10.16.No Suspension of Remedies.............................................................   116
Section 10.17.Trustee's Relation to Guarantor Senior Indebtedness...................................   117
Section 10.18.Subrogation...........................................................................   117


                                              ARTICLE ELEVEN

                                          SUBORDINATION OF NOTES

Section 11.01.Notes Subordinate to Senior Indebtedness..............................................   118
Section 11.02.Payment over of Proceeds upon Dissolution, etc........................................   118
Section 11.03.Suspension of Payment When Senior Indebtedness in Default.............................   120
Section 11.04.Trustee's Relation to Senior Indebtedness.... ........................................   122

Section 11.05.Subrogation to Rights of Holders of Senior Indebtedness...............................   122
Section 11.06.Provisions Solely to Define Relative Rights...........................................   123
Section 11.07.Trustee to Effectuate Subordination...................................................   124
Section 11.08.No Waiver of Subordination Provisions.................................................   124
Section 11.09.Notice to Trustee.....................................................................   125
Section 11.10.Reliance on Judicial Order or Certificate of Liquidating Agent........................   126
Section 11.11.Rights of Trustee as a Holder of Senior Indebtedness; Preservation of
              Trustee's Rights......................................................................   126
Section 11.12.Article Applicable to Paying Agents...................................................   127
Section 11.13.No Suspension of Remedies.............................................................   127


                                              ARTICLE TWELVE

                                              MISCELLANEOUS

Section 12.01.Trust Indenture Act of 1939...........................................................   127
Section 12.02.Notices...............................................................................   127
Section 12.03.Communication by Holders with Other Holders...........................................   128
Section 12.04.Certificate and Opinion as to Conditions Precedent....................................   129
Section 12.05.Statements Required in Certificate or Opinion.........................................   129

                                                                                                      Page
Section 12.06.Rules by Trustee, Paying Agent, Registrar.............................................   130
Section 12.07.Legal Holiday.........................................................................   130
Section 12.08.Governing Law.........................................................................   130
Section 12.09.No Recourse Against Others............................................................   130
Section 12.10.Successors............................................................................   130
Section 12.11.Multiple Originals....................................................................   130
Section 12.12.Separability..........................................................................   130
Section 12.13.Table of Contents, Headings, etc......................................................   130
Section 12.14.Benefits of Indenture.................................................................   131

SIGNATURES..........................................................................................   132

SCHEDULE 1    Existing Liens

EXHIBIT A     Form of Note
EXHIBIT B     Form of First Supplemental Indenture

                  INDENTURE, dated as of October , 1996, between MT ACQUISITION CORP., a corporation incorporated under the laws of the State of Delaware (together with its successors, the "Company"), as issuer, METTLER-TOLEDO HOLDING INC., a corporation incorporated under the laws of the State of Delaware, as guarantor, and UNITED STATES TRUST COMPANY OF
NEW YORK, as trustee (the "Trustee").

                  Each party hereto agrees as follows for the
benefit of each other party and for the equal and ratable
benefit of the Holders of the Company's      % Senior
Subordinated Notes due 2006 (the "Notes").


                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 1.01.  Definitions.

                  "Acquired Indebtedness" means (x) Indebtedness of a Person existing at the time such Person was acquired by the Company or (y) Indebtedness of a Person assumed by the Company or a Restricted Subsidiary in connection with its acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of the transaction or series of related transactions pursuant to which such Person became a Subsidiary or such assets were so acquired by the Company or a Restricted Subsidiary.

                  "Acquisition" means the acquisition pursuant to the Stock Purchase Agreement, dated as of April 2, 1996, between MT Investors (formerly named AEA MT Inc.), AG fr
Przisioninstrumente, Greifensee, Switzerland and Ciba-Geigy
AG, as amended to the Issue Date.

                  "Acquisition Indebtedness" means Indebtedness of a Restricted Subsidiary (x) Incurred solely for the purpose of financing the acquisition of the Capital Stock of a Person that after giving effect to such acquisition will be a Restricted Subsidiary, or assets constituting substantially all of a separate division or separate business unit of a Person, and (y) the proceeds of which (net of fees and expenses (including fees and expenses of legal counsel and investment banks) directly related to such Incurrence) are used to pay the purchase price for such Capital Stock or assets.

                  "AEA" means AEA Investors Inc., a Delaware corporation, or any legal successor thereto as a result of a reorganization thereof that does not involve any change in control thereof.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.10 only, "Affiliate" shall also mean any Beneficial Owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company, and any Person who would be an Affiliate of any such Beneficial Owner pursuant to the first sentence hereof.

                  "Agent" means any Registrar or Paying Agent of the Notes.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including by merger, consolidation or otherwise) by the Company or any Restricted
Subsidiary, in one or a series of related transactions, of:
(a) any Capital Stock of any Subsidiary of the Company; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (c) other than in the ordinary course of business, any properties or assets of the Company or a Restricted Subsidiary. For the purposes of this definition, the term "Asset Sale" shall not include any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets (i) to the Company or any Restricted Subsidiary, (ii) that is governed by
Section 5.01, (iii) in one transaction or a series of related transactions, involving assets with a Fair Market
Value not in excess of $2,500,000 or (iv) involving assets with a Fair Market Value not in excess of $5,000,000 for all such dispositions in the aggregate in any fiscal year.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback
Transaction (including any period for which such lease has been extended).

                  "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                  "Bank Agent" means The Bank of Nova Scotia or any successor or replacement administrative agent under the Credit Agreement.

                  "Bankruptcy Law" means Title 11 of the United
States Code or any similar federal, state or foreign law for the relief of debtors.

                  "Beneficial Owner" means a "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to be a "beneficial owner" of all securities that such Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time.

                  "Board of Directors" means the Board of Directors of the Company or a designated committee thereof.

                  "Board Resolution" means a copy of a resolution certified by the Secretary of the Company or any Note
Guarantor, as the case may be, to have been duly adopted by the Board of Directors or the board of directors (or desig-nated committee thereof) of the relevant Note Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day other than a Saturday, Sunday or any other day on which banking institutions in New
York State are authorized or required by law to close.

                  "Capital Expenditure Indebtedness" means any
Indebtedness of the Company or any Restricted Subsidiary
(whether consisting of Capitalized Lease Obligations,
Purchase Money Obligations or otherwise) Incurred (x) for

the purpose of financing all or any part of the purchase price, cost of construction or improvement of any fixed or capital assets used in a Related Business and (y) no later than 180 days after the date of such acquisition or the date of completion of such construction or improvement.

                  "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or participations or other interests in (however designated) equity of such Person, including Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

                  "Cash Equivalents" means (i) any security, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America; (ii) any certificate of deposit, time deposit or bankers' acceptance (or, with respect to non-U.S. banking institutions, similar instruments), maturing not more than one year after the day of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus and undivided profits of not less than $500,000,000 (or the foreign currency equivalent thereof), whose short-term debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;
(iii) commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate or Subsidiary of the Company) with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (iv) any money market deposit accounts issued or offered by a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus and undivided profits in excess of $500,000,000 (or the foreign currency equivalent thereof); and (v) other short-term investments utilized by Non-U.S. Restricted Subsidiaries in accordance with normal investment practices for cash management not exceeding $5,000,000 in aggregate principal amount outstanding at any time.

                  "Change of Control" has the meaning set forth in
Section 4.19(b).

                  "Commodities Agreements" means one or more of the following agreements entered into by a Person and one or more financial institutions: commodity future contracts, forward contracts, options or other similar agreements or arrangements designed to protect against fluctuations in the price of, or the shortage of supply of, commodities from time to time.

                  "Company" means MT Acquisition Corp., a Delaware corporation, and upon consummation of the Merger, means
Mettler-Toledo, Inc., a Delaware corporation, the survivor of the Merger, until a successor Person shall have become such pursuant to Article Five, and thereafter "Company" shall mean such successor Person.

                  "Consolidated Assets" means the total assets of the Company and its Restricted Subsidiaries shown on the Consolidated balance sheet of the Company and its Restricted
Subsidiaries prepared in accordance with GAAP as of the last day of the immediately preceding fiscal quarter.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest
Expense for such four fiscal quarters, provided, however, that:

                  (1)  if the Company or any Restricted Subsidiary
         (x) has Incurred any Indebtedness since the beginning

         of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such

         Indebtedness and the application of the proceeds thereof as if such Indebtedness had been Incurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);

                  (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company or any business or any group of assets constituting an operating unit (a "Disposal"),
         (x) EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Disposal for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Disposal for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such

         Indebtedness after such sale);

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have acquired any company or any business or any group of assets constituting an operating unit (for purposes of this definition, an "Acquisition"), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Acquisition had occurred on the first day of such period; and

                  (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Disposal or Acquisition that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposal or Acquisition occurred on the first day of such period.

                  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. In making any calculation of the Consolidated Coverage Ratio for any period prior to the date of the closing of the Acquisition, the Acquisition shall be deemed to have taken place on the first day of such period.

                  "Consolidated Income Tax Expense" means for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes and capital taxes of such Person and its Consolidated Subsidiaries for such period as recorded under "provision for taxes" on the statement of operations as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its

Consolidated Subsidiaries, as determined in accordance with GAAP, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) amortization of debt discount (including amortization of fees), (ii) the interest portion of any deferred payment obligation which in accordance with GAAP is required to be reflected on an income statement,
(iii) net costs (including amortization of discounts and fees) associated with Interest Rate Agreements or Currency Agreements (other than Currency Agreements permitted by
Section 4.08(b)(viii)(B)), (iv) interest accruing on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary, (v) all commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (vi) all accrued interest, (vii) the aggregate dividends paid or accrued on Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Consolidated
Subsidiaries, as determined in accordance with GAAP;
provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person that is not the Company or a Restricted Subsidiary, except that, subject to limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) any net income or loss of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted

Subsidiary, directly or indirectly, to the Company, except that, subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause);
(iv) any gain or loss realized upon any Asset Sale and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss as recorded on the statement of operations in accordance with GAAP; (vi) the cumulative effect of a change in accounting principles as recorded on the statement of operations in accordance with GAAP; (vii) all deferred financing costs written off in connection with the early extinguishment of indebtedness under the Credit Agreement or the Notes as recorded on the statement of operations in accordance with GAAP; (viii) any charge relating to the closure of the Westerville, Ohio facility as recorded on the statement of operations in accordance with GAAP;
(ix) nonrecurring charges related to the Acquisition and any other acquisition by the Company or any Restricted Subsidiary occurring after the Issue Date as recorded on the statement of operations in accordance with GAAP; (x) non-cash, nonrecurring charges as recorded on the statement of operations in accordance with GAAP; (xi) unrealized gains or losses in respect of Currency Agreements permitted by
Section 4.08(b)(viii)(B) as recorded on the statement of

operations in accordance with GAAP; (xii) unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and permitted to be Incurred under Section 4.08 as recorded on the statement of operations in accordance with GAAP; and (xiii) any expense relating to bonuses paid by Ciba-Geigy AG or its Affiliates (other than an Affiliate that will be an Affiliate of the Company following consummation of the Acquisition) to employees of the Company or any Restricted Subsidiary pursuant to agreements entered into in connection with the disposition of the Mettler-Toledo Group by Ciba-Geigy AG, as recorded on the statement of operations in accordance with GAAP; provided that in the case of any amount or charge specified in clause (vii), (viii), (ix),
(x), (xi), (xii) or (xiii), such amount or charge shall be net of any tax or tax benefit to the Company or any of its Consolidated Subsidiaries resulting therefrom.

                  "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Consolidated Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP (excluding any non-cash charge that requires an accrual or reserve for cash charges for any future period).

                  "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted
Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

                  "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust Division.

                  "covenant defeasance" has the meaning set forth in
Section 8.02.

                  "Credit Agreement" means the Credit Agreement,

dated as of the date hereof, among the Company and Swiss Subholding, as borrowers, Merrill Lynch Capital Corporation, as agent and arranger, The Bank of Nova Scotia, as administrative agent, Credit Suisse and Lehman Commercial Paper Inc., as co-agents, and the other financial institutions which are to become parties from time to time thereto, as such agreement may be amended, modified, supplemented, renewed, refunded, replaced, increased or refinanced (in whole or in part) from time to time by one or more instruments or agreements with the same or other, or any combination of the same and other, lenders and, in each case, including, without limitation, any related notes, letters of credit and applications therefor, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, supplemented, renewed, refunded, replaced, increased or refinanced (in whole or in part) from time to time by one or more instruments or agreements. Without limiting the generality of the foregoing, the term "Credit Agreement" shall, subject to the covenants of this Indenture, include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

                  "Credit Agreement Obligations" means all monetary obligations of every nature of the Company or a Restricted
Subsidiary, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed to the lenders or any agent under or in respect of the Credit Agreement.

                  "Currency Agreement" means in respect of any Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or after notice

or passage of time, or both, would be, an Event of Default.

                  "defeasance" has the meaning set forth in Section
8.02.

                  "Depository" shall mean The Depository Trust
Company, New York, New York, its nominees and their respective successors thereto registered under the Exchange
Act or other applicable statute or regulation.

                  "Designated Senior Indebtedness" means (i) all Senior Indebtedness and Guarantor Senior Indebtedness under the Credit Agreement Obligations and (ii) if no Senior Indebtedness or Guarantor Senior Indebtedness is outstanding under the Credit Agreement Obligations or if the lenders under the Credit Agreement shall have consented thereto, any other Senior Indebtedness (or for certain purposes more fully described in this Indenture, Guarantor Senior Indebtedness) which (a) at the time of incurrence exceeds $25,000,000 in aggregate principal amount and (b) is specifically designated by the Company (or, in the case of Guarantor Senior Indebtedness, by the relevant Note
Guarantor) in the instrument evidencing such Senior

Indebtedness or Guarantor Senior Indebtedness as "Designated
Senior Indebtedness."

                  "Disinterested Director" means a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to any transaction or series of transactions.

                  "Dollar" or "$" means the lawful money of the United States of America.

                  "EBITDA" for any period means the sum of Consolidated Net Income, Consolidated Interest Expense,
Consolidated Income Tax Expense and Consolidated Non-Cash
Charges deducted in computing Consolidated Net Income, without duplication, in each case for such period, of such Person and its Consolidated Subsidiaries on a Consolidated basis, all determined in accordance with GAAP.

                  "Event of Default" has the meaning set forth under
Section 6.01.

                  "Excess Proceeds" has the meaning set forth in

Section 4.18(a).

                  "Excess Proceeds Offer" has the meaning set forth in Section 4.18(b).

                  "Excess Proceeds Offer Price" has the meaning set forth in Section 4.18(b).

                  "Excess Proceeds Purchase Date" has the meaning set forth in Section 4.18(c).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

                  "First Supplemental Indenture" means the First
Supplemental Indenture, to be entered into substantially in the form attached hereto as Exhibit B.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Global Note" has the meaning set forth in Section
2.01(a).
                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor Senior Indebtedness" means, with respect to any Note Guarantor, the principal of, premium, if any, and interest (including interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on and other amounts due on or in connection with (including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of such Note Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Note Guarantee of such Note Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on, and all other amounts owing in respect of, (i) all Credit Agreement Obligations of such Note Guarantor and (ii) all Related Currency and Interest Rate Protection Obligations, if any, of such Note Guarantor, in each case whether outstanding on the Issue Date or thereafter created, incurred or assumed and including in respect of claims under guarantees, claims for indemnity, claims in relation to Related Currency and Interest Rate Protection Obligations, expense reimbursement and fees. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Note Guarantee of such Note Guarantor, (b) Indebtedness that is pari passu with or expressly subordinated or junior in right to payment to any Guarantor

Senior Indebtedness of such Note Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to such Note Guarantor, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of such Note Guarantor, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obligations or the current portion of any long-term Indebtedness which would constitute Guarantor Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by such Note Guarantor for compensation to employees or for services rendered to such Note Guarantor, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local, foreign or other taxes owed or owing by such Note Guarantor,
(h) Indebtedness of such Note Guarantor to a Subsidiary of the Company and (i) that portion of any Indebtedness of such Note Guarantor which at the time of Incurrence is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (i) if (x) the holder(s) of such Indebtedness or their representative or such Note Guarantor shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of such Note Guarantor) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (y) such Indebtedness consists of Credit Agreement Obligations, and the holder(s) of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of Incurrence that the Incurrence of such Indebtedness violated this Indenture and (2) shall have received a certificate from an Officer of such Note Guarantor to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Holding" means Mettler-Toledo Holding Inc., a

Delaware corporation, and any successor thereto.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for, provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction, or in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital
Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,
(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,
(d) all Capitalized Lease Obligations and all Attributable
Debt of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all Guarantees of such Person in respect of Indebtedness of another Person of any of the types referred to in this definition, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,
(h) all Currency Agreements, Interest Rate Agreements and Commodities Agreements of such Person and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of any of the types referred to in clauses (a) through (h) above. Notwithstanding the foregoing, Indebtedness shall not include any Guarantee by the Company of the obligations of Ciba-Geigy AG or its Affiliates under its Guarantee to the Pension Benefit Guaranty Corporation with respect to any unfunded liabilities of any employee benefit plan of the Company.

                  For purposes hereof, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder. When any Person becomes a Restricted Subsidiary there shall be deemed to have been an Incurrence by such Restricted Subsidiary of all Indebtedness for which it is liable at the time it becomes a Restricted Subsidiary. If the Company or any Restricted Subsidiary, directly or indirectly, Guarantees Indebtedness of another Person, there shall be deemed to be an Incurrence of such Guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such Guaranteed Indebtedness.

                  "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, as set forth therein.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.09, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion
(proportionate to the Company's direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair
Market Value at the time of such transfer, in each case, as determined in good faith by the Board of Directors.

                  "Issue Date" means the date on which the Notes are originally issued.

                  "Lien" means any mortgage, pledge, security interest, hypothecation, assignment, conveyance, preference, priority, encumbrance, lien (statutory or other) or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Management Services Agreement" means the

Management Services Agreement, dated the date hereof, between AEA and the Company, as in effect on the Issue Date and as the same may be amended from time to time in any manner not adverse to the Holders or in accordance with the procedures set forth in Section 4.10(a).

                  "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase (including pursuant to an Excess Proceeds Offer or an offer in the event of a Change of Control) or otherwise.

                  "Merger" means the merger of MT Acquisition Corp. with and into Mettler-Toledo, Inc. immediately upon consummation of the Acquisition.

                  "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

                  "MT Investors" means MT Investors Inc., a Delaware corporation, and any successor thereto.

                  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash
Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents
(except to the extent that such obligations are financed or sold, but only to the extent they continue to be, with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment banks) actually incurred and related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted
Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, and (b) with respect to any issuance or sale of Capital Stock, means the proceeds of such issuance or sale in the form of cash or Cash
Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents
(except to the extent that such obligations are financed or sold, but only to the extent they continue to be, with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other reasonable fees and expenses (including fees of legal counsel and investment banks) actually incurred and related to such issuance or sale and (ii) provisions for all taxes payable as a result of such issuance or sale; in each case, as reflected in an Officers' Certificate delivered to the Trustee.

                  "Non-Dollar Indebtedness" means Indebtedness denominated in any currency other than Dollars.

                  "Non-payment Default" means, for purposes of Article Eleven hereof, any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated.

                  "Non-U.S. Restricted Subsidiary" means any
Restricted Subsidiary of the Company other than a U.S.
Restricted Subsidiary.

                  "Note Amount" has the meaning set forth in Section
4.18(b).

                  "Note Guarantee" means the Guarantee of the Notes by Holding on the terms of Article Ten hereof, and any Guarantee of the Notes on the terms of Article Ten hereof that may from time to time be executed and delivered pursuant to the terms of this Indenture. Each such Note
Guarantee shall be in the form prescribed in this Indenture.

                  "Note Guarantor" means any Person that has issued a Note Guarantee.

                  "Notes" means the Notes that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

                  "Offer Period" has the meaning set forth in
Section 4.18(c).

                  "Officer" means the Chairman of the Board, Chief

Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or Holding, as the case may be.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion in form and substance reasonably satisfactory to the Trustee from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Pari Passu Indebtedness" means any Indebtedness of the Company or any Note Guarantor ranking pari passu with the Notes or the applicable Note Guarantee, respectively.

                  "Participants" has the meaning set forth in
Section 2.06.

                  "Paying Agent" has the meaning set forth in Sec-tion 2.03, except that, for the purposes of Sections 4.18 and 4.19 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

                  "Payment Blockage Period" shall have the meaning set forth in Section 11.03.

                  "Payment Default" means any default in the payment when due (whether at Stated Maturity, by acceleration or otherwise) of principal of or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Senior
Indebtedness or Guarantor Senior Indebtedness, as applicable of the Company or any Note Guarantor.

                  "Permitted Guarantee" means (i) any Guarantee of Acquired Indebtedness given by any Restricted Subsidiary prior to (and not in contemplation of) the Incurrence of such Acquired Indebtedness by the Company or a Restricted
Subsidiary, which Guarantee and Acquired Indebtedness are
Incurred pursuant to clause (vi) of paragraph (b) (or, in the case of Acquired Indebtedness of the Company,
Section 4.08(a)) or (ii) any Guarantee by the Company of the obligations of Ciba-Geigy AG or its Affiliates under its Guarantee to the Pension Benefit Guaranty Corporation with respect to any unfunded liabilities of any employee benefit plan of the Company.

                  "Permitted Holder" means AEA and its current, former and future employees, stockholders, directors and officers and the Company's officers, and (i) trusts for the benefit of such Persons or the spouses, issue, parents or other relatives of such Persons, (ii) entities controlling or controlled by such Persons and (iii) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person.

                  "Permitted Investment" means any of the following:
(i) Investments in Cash Equivalents, (ii) Investments in the
Company or in any Restricted Subsidiary (including any Person that thereby becomes a Restricted Subsidiary),
(iii) Investments in existence on the Issue Date,
(iv) receivables owing to the Company or any Restricted
Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (v) Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, and Currency
Agreements designed to protect the Company or any Restricted
Subsidiary against fluctuations in foreign currency exchange rates in respect of foreign exchange exposures incurred by the Company or any Restricted Subsidiary in the ordinary course of business, in each case, permitted by Section 4.08,
(vi) Investments in the Notes, (vii) Investments in a joint venture or similar entity that is not a Restricted
Subsidiary and is primarily engaged in a Related Business, not to exceed $20,000,000 at any time, (viii) Investments in securities of any Person received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person, (ix) Investments received by the Company or its Restricted Subsidiaries as consideration for Asset Sales effected in compliance with Section 4.18,
(x) Investments in an amount not exceeding $5,000,000 in the aggregate outstanding at any time, and (xi) any Investment in Ciba-Geigy AG or any Affiliate thereof resulting from the advancement of amounts not exceeding SFr 38 million equal to withholding taxes payable in connection with dividends paid to Ciba-Geigy AG or any Affiliate thereof in connection with the Acquisition, pending receipt of refund of such withholding taxes.

                  "Permitted Junior Securities" means, (i) for purposes of Article Eleven (so long as the effect of any exclusion employing this definition is not to cause the Notes to be treated in any case or proceeding or similar event described in clauses (a), (b) or (c) of Section 11.02 as part of the same class of claims as the Senior Indebt edness or any class of claims pari passu with, or senior to, the Senior Indebtedness for purposes of any payment or distribution) debt or equity securities of the Company or any successor corporation provided for by a plan of reor-ganization or readjustment that are subordinated at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness; provided that (a) if a new corporation results from such reorganization or read justment, such corporation assumes any Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (b) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered or impaired by such reorganization or readjustment, and (ii) for purposes of Article Ten, any Guarantee by a Note Guarantor of a Permitted Junior Security of the Company described in clause
(i) above; provided that such Guarantee is subordinated to the payment of all Guarantor Senior Indebtedness at least to the same extent that the Note Guarantees are subordinated to the payment of all Guarantor Senior Indebtedness, and such Guarantee is subject to provisions substantially similar to those set forth in Article Ten.

                  "Permitted Lien" means (i) any Lien as existing on the Issue Date and listed on Schedule 1 to this Indenture;
(ii) any Lien on any property or assets of a Restricted
Subsidiary granted in favor of the Company or any Restricted
Subsidiary; (iii) any Lien securing the Notes or any Note
Guarantee; (iv) any Lien securing Acquired Indebtedness
Incurred pursuant to Section 4.08(b)(vi), which Lien (x) is created prior to (and not in connection with or in contemplation of) the Incurrence of such Acquired
Indebtedness by the Company or any Restricted Subsidiary, and (y) does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the Incurrence of such Acquired
Indebtedness; (v) any Lien securing any Indebtedness
Incurred pursuant to Section 4.08(b)(xi), provided, however, that such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time such Lien is Incurred; (vi) any Lien in favor of the Trustee under this Indenture; and (vii) any extension, renewal or replacement in whole or in part, of any Lien described in the foregoing clauses (i) through (vi), provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such par-ticular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes
(however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Public Equity Offering" means an underwritten public offering of newly issued shares of common stock of MT
Investors, Holding or the Company pursuant to an effective registration statement under the Securities Act, on a primary basis (whether alone or in conjunction with any secondary public offering).

                  "Public Market" means an established public trading market existing after a Public Equity Offering has been consummated.

                  "Purchase Money Obligation" means any Indebtedness secured by a Lien on real or personal property related to the business of the Company or any Restricted Subsidiary that is purchased by the Company or any Restricted
Subsidiary after the Issue Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such property is created shall be entered into within 180 days after the purchase of such property and shall at all times be confined solely to such property, (ii) at no time shall the aggregate principal amount of the Indebtedness secured by such property be increased and (iii)(A) the Indebtedness secured thereby shall not exceed the purchase price of such property or (B) the Indebtedness secured thereby shall be with recourse solely to such property.

                  "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed, or matures, on or prior to the 91st day after any Stated Maturity of the Notes, or is redeemable at the option of the holder thereof at any time on or prior to the 91st day after any Stated Maturity of the Notes, or, at the option of the holder thereof, is convertible into or exchangeable for Indebtedness or Redeemable Capital Stock at any time on or prior to the 91st day after any Stated
Maturity of the Notes.

                  "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

                  "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

                  "Refinancing Costs" means, with respect to any refinancing of term loan borrowings under the Credit
Agreement, an amount equal to (x) the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the Credit Agreement and (II) the amount of premium or other payment actually paid by the Company, Swiss Subholding or any Restricted Subsidiary at such time to refinance such borrowings, plus (y) the amount of expenses of the Company, Swiss Subholding or any Restricted Subsidiary incurred in connection with such refinancing.

                  "Registrar" shall have the meaning set forth in
Section 2.03.

                  "Related Business" means the businesses of the Company and the Restricted Subsidiaries as conducted on the

Issue Date, and any businesses related, ancillary or complementary to such businesses.

                  "Related Currency and Interest Rate Protection Obligations" means all monetary obligations of every nature of the Company or a Note Guarantor under or in respect of any Currency Agreement or Interest Rate Agreement of the
Company or such Note Guarantor either (a) to the extent such monetary obligations relate to Credit Agreement Obligations or (b) to the extent such monetary obligations are secured by collateral securing Credit Agreement Obligations.

                  "Restricted Payment" shall have the meaning set forth in Section 4.09.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary, whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "S&P" means Standard & Poor's Rating Group (a division of McGraw Hill Inc.) or any successor rating agency.

                  "SEC" means the Securities and Exchange
Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company or any Subsidiary of the Company secured by a Lien.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on and other amounts due on or in connection with

(including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) on, and all other amounts owing in respect of, (i) all Credit Agreement Obligations of the Company and (ii) all Related Currency and Interest Rate Protection Obligations of the Company, in each case whether outstanding on the Issue Date or thereafter created, incurred or assumed and including in respect of claims under guarantees, claims for indemnity, claims in relation to Related Currency and Interest Rate Protection Obligations, expense reimbursement and fees. Notwithstand-ing the foregoing, "Senior Indebtedness" shall not include
(a) Indebtedness evidenced by the Notes, (b) Indebtedness that is pari passu with or expressly subordinated or junior in right of payment to any Senior Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of the Company,
(e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obligations or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local, foreign or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company and (i) that portion of any

Indebtedness of the Company which at the time of Incurrence is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of this Indenture for purposes of this clause (i) if (x) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture or (y) such Indebtedness consists of Credit Agreement Obligations, and the holder(s) of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of Incurrence that the Incurrence of such Indebtedness violated this Indenture and (2) shall have received a certificate from an Officer of the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture.

                  "Senior Representative" means the Bank Agent or any other representatives designated in writing to the Trustee of the holders of any class or issue of Designated
Senior Indebtedness; provided that, in the absence of a representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Designated Senior Indebtedness may collectively act as Senior Representative for such class or issue.

                  "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not subordinated by its terms to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

                  "Senior Subordinated Note Obligations" means
(i) any principal of, premium, if any, and interest on, and any other amounts owing in respect of, the Notes payable pursuant to the terms of the Notes or this Indenture or upon acceleration of the Notes, including, without limitation, amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal of, premium, if any, interest, or other amounts owing with respect to, the Notes and (ii) in the case of any Note
Guarantor, any obligations with respect to the foregoing or otherwise under its Note Guarantee.

                  "SFr" means Swiss francs, the lawful money of Switzerland.

                  "Significant Note Guarantor" means (x) Holding or
(y) any other Note Guarantor that would be a "significant subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange
Act, as such Rule is in effect on the Issue Date, provided that for purposes of this definition, all references in such Rule 1-02 to "10 percent" shall be deemed to be "5 percent".

                  "Significant Restricted Subsidiary" means any
Restricted Subsidiary of the Company that would be a "significant subsidiary" of the Company as defined in Rule
1-02 of Regulation S-X under the Securities Act and the Exchange Act, as such Rule is in effect on the Issue Date.

                  "Specified Indebtedness" means (i) any
Indebtedness of the Company or any Note Guarantor that is Pari Passu Indebtedness or Subordinated Indebtedness or
(ii) any Indebtedness of any Restricted Subsidiary that is Subordinated Indebtedness, provided, however, that Specified Indebtedness shall never include any Credit Agreement Obligation otherwise constituting Guarantor Senior Indebtedness or Senior Indebtedness.

                  "Specified Senior Indebtedness" means any Senior Indebtedness, Guarantor Senior Indebtedness, or Indebtedness of any Restricted Subsidiary (other than a Note Guarantor) that is not Subordinated Indebtedness.

                  "Specified U.S. Subsidiary Indebtedness" means
Indebtedness of any U.S. Restricted Subsidiary (a) owing to and held by the Company or any U.S. Restricted Subsidiary
Incurred pursuant to Section 4.08(b)(iv), (b) Incurred pursuant to clause (vi), (viii), (ix), (x), (xiv), (xv)(1),
(xv)(2), (xvi)(A) or (xvi)(B) of Section 4.08(b) or (c)
Incurred pursuant to Section 4.08(b)(xviii) to refinance
Indebtedness previously Incurred pursuant to Section
4.08(b)(vi).


                  "Stated Maturity" means, when used with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Indebtedness" means (i) any
Indebtedness of the Company or any Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes or any Note Guarantee or (ii) Indebtedness of any Restricted Subsidiary (other than a Note Guarantor) that is subordinated or junior in right of payment to any other Indebtedness of such Restricted Subsidiary.

                  "Subsidiary" of any Person means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock (including partnership or other equity interests) generally entitled (without the incurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or
(ii) one or more Subsidiaries of such Person.

                  "Surviving Entity" has the meaning set forth in
Section 5.01.

                  "Swiss Subholding" means Mettler-Toledo Holding
AG, a Swiss corporation.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement, dated the date hereof, between the Company and MT Investors, as in effect on the Issue Date and as the same may be amended from time to time in any manner not adverse to the Holders.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate (a "Designation") any Subsidiary of the Company
(other than a Subsidiary that is a Note Guarantor or owns any Capital Stock of, or owns, or holds any Lien on, any property of the Company or any other Subsidiary of the

Company that is not a Subsidiary of the Subsidiary to be so designated) to be an Unrestricted Subsidiary if: (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (b) the Company could make an Investment at the time of such Designation (assuming the effectiveness thereof) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and (c) the Company could incur $1.00 of additional Indebtedness under
Section 4.08(a) at the time of such Designation (assuming the effectiveness thereof). In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to
Section 4.09 for all purposes of this Indenture in the Designation Amount. The Board of Directors may revoke (a "Revocation") any Designation of a Subsidiary as an Unrestricted Subsidiary if: (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; (b) the Company could Incur $1.00 of additional Indebtedness under Section 4.08(a) at the time of such Revocation (assuming the effectiveness thereof); and
(c) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred under this Indenture. Any Designation or Revocation must be evidenced by a Board Resolution certifying compliance with the foregoing provisions.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (i) provide a Guarantee of any Indebtedness of any Unrestricted
Subsidiary, (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (iii) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (i) or (ii) to the extent permitted under Section 4.09. No Unrestricted Subsidiary shall at any time Guarantee any obligation of the Company or any Restricted Subsidiary.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "U.S. Restricted Subsidiary" means any Restricted Subsidiary of the Company (a) organized under the laws of the United States of America, any state thereof or the District of Columbia or (b) a majority of the assets
(excluding equity investments in other Persons) of which are located in the United States of America based on the Fair
Market Value of such assets (as determined in good faith by the Board of Directors).

                  "U.S. Significant Subsidiary" means any U.S.
Restricted Subsidiary (other than any Note Guarantor) that individually is, or taken together with other U.S.
Restricted Subsidiaries (other than any Note Guarantor) would be, a Significant Restricted Subsidiary.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "Wholly Owned Non-U.S. Subsidiary" means a
Non-U.S. Restricted Subsidiary of the Company all the Capital Stock of which (other than nominal directors' qualifying shares) is owned by the Company or another Wholly
Owned Non-U.S. Subsidiary.

                  "Wholly Owned Subsidiary" means a Restricted
Subsidiary of the Company all the Capital Stock of which (other than nominal directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a pro vision of the TIA, the provision is incorporated by ref erence in and made a part of this Indenture. The following
TIA terms used in this Indenture have the following mean-ings:

                  "Commission" means the SEC;

                  "indenture notes" means the Notes and the Note
         Guarantees;

                  "indenture noteholder" means a Noteholder or Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture notes means the Company, Holding or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

                  Section 1.03.  Rules of Construction.  For all
purposes of this Indenture, except as otherwise expressly

provided or unless the context otherwise requires:

                  (a)  a term has the meaning assigned to it;

                  (b) words in the singular include the plural, and words in the plural include the singular;

                  (c)  "or" is not exclusive;

                  (d) provisions apply to successive events and transactions;

                  (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, as in effect from time to time unless reference to GAAP is made with respect to any specific accounting term; and

                  (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Inden-ture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

                  Section 2.01. Forms and Dating. The Notes and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of iden-tification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

                  The definitive Notes and Note Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the form of the Notes, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (a) Global Note. The Notes shall be issued initially in the form of one Global Note (the "Global Note") in definitive, fully registered form without interest coupons in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York City office, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in the limited circumstances hereinafter provided.

                  (b)       Certificated Notes.  Except as provided in
Section 2.06, owners of beneficial interests in the Global
Note will not be entitled to receive physical delivery of certificated securities.

                  Section 2.02. Execution and Authentication. Two Officers of the Company shall execute the Notes on behalf of the Company by either manual or facsimile signature. The
Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes.

                  If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be con-

clusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate Notes for original issue in an aggregate principal amount not to exceed
$115,000,000 upon receipt of an Officers' Certificate of the Company directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed $115,000,000, except as provided in Sections
2.07 and 2.08.

                  With the approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authen-tication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings here-under with the Company or with any of the Company's Affil-iates.

                  Section 2.03. Registrar and Paying Agent. The Company shall maintain in New York City an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where
Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the

Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.08.

                  The Company hereby initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

                  Section 2.04.  Paying Agent to Hold Money in
Trust. Each Paying Agent shall hold in trust for the bene-fit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default with respect to the Notes, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor under the Notes or any Note Guarantee) shall have no further liability for the money so paid over to the Trustee.

                  Section 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably prac-ticable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten
Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

                  Section 2.06. Transfer and Exchange. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transfer or exchange are met; provided that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.06, 4.18,
4.19 or 9.05). The Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

                  With respect to the Global Note:

                  (1) The Global Note authenticated under this Indenture shall be registered in the name of the Depository designated for the Global Note or a nominee thereof and deposited with such Depository or a nominee thereof or custodian therefor, and such Global Note shall constitute a single Note for all purposes of this Indenture.

                  (2) A Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository. A Global Note is exchangeable for certificated Notes only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a notice that such Global Note shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Note. Any Global Note that is exchangeable for certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations, without legends applicable to a Global Note, and registered in such names as the Depository holding such Global Note may direct.
         Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Note becomes exchangeable for certificated securities,
         (x) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (y) payment of principal, any repurchase price, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Company maintained for such purposes, and (z) no service charge will be made for any registration or transfer or exchange of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

                  (3) Notes issued in exchange for a Global Note or any portion thereof shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear the applicable legends provided for herein. Any Global
         Note to be exchanged in whole shall be surrendered by the Depository to the Trustee. With respect to any

         Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the

         Depository or an authorized representative thereof.

                  (4) Every security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion mutilated thereof, whether pursuant to this Section, Section 2.07 or 2.10 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Note or a nominee thereof.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global
Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in the Global Note.

                  Section 2.07.  Replacement Notes.  If a mutilated
Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrong-fully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's require-ments are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indem-nity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

                  Section 2.08.  Outstanding Notes.  Notes out-

standing at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those described in this Section 2.08 as not outstanding and those deemed satisfied pursuant to Article Eight. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be out-standing upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations suf-ficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Notes pursuant to the terms of this Inden-ture, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

                  Section 2.09.  Treasury Notes.  In determining
whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows or has reason to know are so owned shall be disregarded.

                  Section 2.10. Temporary Notes. Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes.
Temporary Notes shall be substantially in the form of defin-itive Notes but may have variations that the Company con-siders appropriate for temporary Notes. Without unrea-sonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for tem-porary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

                  Section 2.11.  Cancellation.  The Company at any

time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or deliv-ered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness repre-sented by such Notes unless and until the same are sur-rendered to the Trustee for cancellation pursuant to this
Section 2.11.

                  Section 2.12. Defaulted Interest. If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least ten Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                  The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

                  Section 2.13.  CUSIP Number.  The Company in
issuing the Notes may use a "CUSIP" number (if then gen-erally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a con-venience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

                  Section 2.14. Deposit of Moneys. On or before each Interest Payment Date and Maturity Date, the Company shall deposit with the Trustee or Paying Agent in imme-diately available funds money sufficient to make cash pay-ments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be; provided that the Company may make any such deposit in next day funds on or before the Business Day before each Interest Payment Date and Maturity Date.

                  Section 2.15. Computation of Interest. Interest payable on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                 ARTICLE THREE

                              REDEMPTION OF NOTES

                  Section 3.01.  Notices to the Trustee.  If the
Company elects to redeem Notes pursuant to Paragraphs 4(a) or (b) of the Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

                  The Company shall notify the Trustee by an Offi-cers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes, of any redemp-tion at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee).

                  Section 3.02. Selection of Notes to Be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but the exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Notes of a principal amount of $1,000 or less shall be redeemed in part.

                  The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemp-tion and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  Section 3.03.  Notice of Redemption.  Notice of
redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

                  All notices of redemption shall identify the Notes to be redeemed and shall state:

                  (a)  the Redemption Date;

                  (b)  the Redemption Price and the amount of
         accrued interest, if any, to be paid;

                  (c) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption
         Price upon surrender to the Paying Agent of the Notes redeemed;

                  (d) if any Note is to be redeemed in part only, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Note-holder;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemp-tion Price and the name and address of the Paying
         Agent;

                  (f) the CUSIP number, if any, relating to such Notes;

                  (g) the paragraph of the Notes pursuant to which the Notes are being redeemed; and

                  (h) no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

                  The notice, if mailed in the manner provided herein, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice shall not affect the validity of the proceedings for the redemption of any Note.

                  Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the applicable Redemption Price (expressed as percentages of principal amount). Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

                  Section 3.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds suf-ficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  If the Company complies with the preceding para-graph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption
Date, whether or not such Notes are presented for payment.
If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

                  Section 3.06. Notes Redeemed or Purchased in Part. Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute, each Note Guarantor shall Guarantee and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes (accompanied by a notation of Note Guarantee, duly endorsed by each such Note Guarantor), of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.


                                 ARTICLE FOUR

                                   COVENANTS

                  Section 4.01. Payment of Notes. The Company shall pay, or cause to be paid, the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate of any thereof) holds on that date money designated for and sufficient to pay the installment and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate and in the manner provided in the Notes. The Company shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

                  Section 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The
City of New York, an office or agency where (i) the Notes and the Note Guarantees may be surrendered for registration of transfer or exchange, (ii) the Notes and the Note
Guarantees may be presented for payment and (iii) notices and demands to or upon the Company or any Note Guarantor in respect of the Notes, the Note Guarantees and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the loca-tion, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in
Section 12.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes and the Note Guarantees may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescis-sion shall in any manner relieve the Company of its obli-gation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The
Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the office of the Trustee maintained at 114 West 47th Street, New York,
New York 10036, as such office of the Company in accordance with this Section 4.02.

                  Section 4.03. Corporate Existence. Subject to Article Five, the Company shall do or cause to be done all things necessary to and shall cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate, partnership or limited liability company existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided that the Company or any of its Subsidiaries shall not be required to preserve any such existence (in the case of Subsidiaries), rights, licenses or franchises if (x) the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole or (y) the loss thereof is not materially adverse to the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder; provided, further, however, that the foregoing shall not prohibit the sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

                  Section 4.04. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary except for Permitted Liens; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and for which adequate provision (in the good faith judgment of management of the Company) has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders or is not materially adverse to the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

                  Section 4.05. Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, cause all material properties and assets to be maintained and kept in good condition, repair and working order
(ordinary wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided that nothing in this Section 4.05 shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties (x) if such discontinuance is, in the judgment of the Company or of such Subsidiary, desirable in the conduct of its business or (y) if such discontinuance or disposal is not materially adverse to the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

                  Section 4.06. Compliance Certificate. (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. One of the persons signing the Officers' Certificate given pursuant to this
Section 4.06 shall be the principal executive, financial or accounting officer of the Company, in compliance with TIA
Section 314(a)(4).

                  (b) The Company shall deliver to the Trustee as soon as possible, and in any event within 30 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  Section 4.07. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture;
and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 4.08.  Limitation on Indebtedness.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (including
Acquired Indebtedness), unless such Incurrence is by the

Company, and on the date of such Incurrence the Consolidated
Coverage Ratio would be greater than 2.0:1.0, if such Indebtedness is Incurred on or prior to December 31, 1998 and 2.25:1.0 if such Indebtedness is Incurred thereafter.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and, to the extent specifically set forth below, its Restricted Subsidiaries may Incur the following
Indebtedness:

                  (i)  Indebtedness of the Company or Swiss
         Subholding under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed
         (x) an amount of term loan borrowings thereunder equal to (1) the aggregate principal amount of term loan borrowings by the Company or Swiss Subholding outstanding under the Credit Agreement on the Issue Date minus (2) the aggregate amount of all scheduled repayments and mandatory repayments of term loan borrowings thereunder, whether or not actually made (unless any such repayment is waived or the relevant provision requiring any such repayment is amended by the lenders thereunder in accordance therewith), and all other repayments of term loan borrowings actually made thereunder (other than to the extent refinanced by an equal principal amount of Indebtedness Incurred under this clause (i)) plus (3) if such term loan borrowings are refinanced pursuant to this clause (i), an amount of Refinancing Costs paid in connection with such refinancing, plus (y) $140,000,000 of revolving credit borrowings thereunder (minus the aggregate amount of Indebtedness of Non-U.S. Restricted Subsidiaries Incurred pursuant to clause (xvii) of this paragraph (b)), provided that

                           (A) the aggregate principal amount of term loan borrowings by Swiss Subholding outstanding under the Credit Agreement at any time outstanding shall not exceed an amount equal to (x) the aggregate principal amount of term loan borrowings by Swiss Subholding outstanding under the Credit Agreement on the Issue Date plus (y) if such term loan borrowings are refinanced pursuant to this clause
                                    (i), an amount of Refinancing Costs paid in connection with such refinancing,


                           (B)      any Indebtedness Incurred by Swiss
                                    Subholding to renew, extend, substitute
                                    for, refinance or replace (each, for
                                    purposes of this clause (i), to
                                    "refinance") any Indebtedness under the
                                    Credit Agreement shall be Incurred only
                                    in a transaction exempt from
                                    registration requirements under United
                                    States securities laws, and not pursuant to a public offering in the United States of America, and shall not be so registered for resale in a public offering in the United States of America, and

                           (C)      for purposes of determining the
                                    outstanding principal amount of term
                                    loan Indebtedness under this clause (i), the aggregate principal amount of term loan Indebtedness that is Incurred (x) to refinance term loan Indebtedness under the Credit Agreement and (y) in a different currency from the Indebtedness being refinanced, shall be calculated based on the relevant currency exchange rate in effect on the date of such refinancing;

                  (ii) Indebtedness of the Company pursuant to the Notes, Indebtedness of any Note Guarantor pursuant to its Note Guarantee, and Indebtedness of any other
         Restricted Subsidiary with respect to the Notes arising by reason of any Lien granted by such Subsidiary to secure the Notes;

                  (iii)  Indebtedness of the Company or any
         Restricted Subsidiary outstanding on the Issue Date
         (other than Indebtedness under or in respect of the Credit Agreement);

                  (iv) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that
         (x) any such Indebtedness is made pursuant to an

         intercompany note, (y) any such Indebtedness of the Company or any Note Guarantor is Subordinated Indebtedness that is subordinated to the Notes or to the applicable Note Guarantee as provided in such intercompany note, and in any event at least to the same extent as the Notes are subordinated to Senior Indebtedness, and (z) any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (v) Acquisition Indebtedness of any Non-U.S. Restricted Subsidiary Incurred after the Issue Date (and not for the purpose of financing the Acquisition), provided that (x) at the time of such Incurrence and after giving effect thereto on a pro forma basis,
         (A) no Default or Event of Default will have occurred and be continuing or would result therefrom and (B) the Company could Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above and (y) such Indebtedness (unless Incurred by a Note Guarantor) shall be Incurred only in a transaction exempt from registration requirements under United States securities laws, and not pursuant to a public offering in the United States of America, and shall not be so registered for resale in a public offering in the United States of America;

                  (vi) Acquired Indebtedness of any Restricted Subsidiary, provided that at the time of such Incurrence and after giving effect thereto on a pro forma basis, (x) no Default or Event of Default will have occurred and be continuing or would result therefrom and (y) the Company could Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above;

                  (vii) Indebtedness of any Restricted Subsidiary that is a Note Guarantor, provided that at the time of such Incurrence and after giving effect thereto on a pro forma basis, (x) no Default or Event of Default will have occurred and be continuing or would result therefrom and (y) the Company could Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above;


                  (viii)  Obligations of the Company or any
         Restricted Subsidiary entered into in the ordinary course of business (A) under Interest Rate Agreements designed to protect such Person against fluctuations in interest rates in respect of Indebtedness of such Person permitted to be incurred under this Indenture, which obligations do not exceed the aggregate principal amount of such Indebtedness, and (B) under Currency Agreements designed to protect such Person against fluctuations in foreign currency exchange rates in respect of foreign exchange exposures incurred by such Person;

                  (ix) Obligations of the Company or any Restricted Subsidiary in respect of (A) judgment, performance, surety and other bonds provided by such Person with respect to obligations of such Person in the ordinary course of business, and (B)(x) letters of credit securing obligations incurred in the ordinary course of business or (y) other letters of credit in an amount not to exceed $5,000,000 in the aggregate outstanding at any time;

                  (x) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

                  (xi)  (A) Indebtedness of the Company or any
         Restricted Subsidiary consisting of Capitalized Lease Obligations, Purchase Money Obligations or Capital Expenditure Indebtedness (including refinancings thereof), in an aggregate principal amount outstanding at any time for all such Indebtedness not exceeding 5% of Consolidated Assets, and (B) other Capital Expenditure Indebtedness of any Non-U.S. Restricted Subsidiary so long as at the time of Incurrence thereof and after giving effect thereto on a pro forma basis,
         (x) no Default or Event of Default will have occurred and be continuing or would result therefrom and (y) the Company could Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above; provided that any Indebtedness described in this clause (xi) Incurred by a Restricted Subsidiary (other than a Note Guarantor) shall be Incurred only in a transaction exempt from registration requirements under United States securities laws, and not pursuant to a public offering in the United States of America, and shall not be so registered for resale in a public offering in the United States of America;

                  (xii)  Indebtedness of the Company or any
         Restricted Subsidiary that is a Note Guarantor (other than Indebtedness permitted to be Incurred pursuant to paragraph (a) above or any other clause of this paragraph (b)) not to exceed $10,000,000 in aggregate principal amount outstanding at any given time for all such Indebtedness;

                  (xiii) Indebtedness of any Non-U.S. Restricted Subsidiary (other than Indebtedness permitted to be Incurred pursuant to any other clause of this paragraph
         (b)) not to exceed $25,000,000 in aggregate principal amount outstanding at any given time for all such Indebtedness;

                  (xiv)  Indebtedness of the Company or any
         Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments, in connection with the disposition of assets permitted under this Indenture, in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                  (xv)  (1)  Guarantees of the Company or any
         Restricted Subsidiary of Specified Senior Indebtedness that is otherwise permitted to be Incurred in accordance with this covenant, (2) Permitted Guarantees and (3) Guarantees of the Company or any Restricted Subsidiary (x) of Specified Indebtedness that is otherwise permitted to be Incurred in accordance with this covenant and (y) that are permitted to be Incurred in accordance with Section 4.12;

                  (xvi)  Indebtedness of the Company or any
         Restricted Subsidiary (A) with respect to any Specified Senior Indebtedness that is otherwise permitted to be Incurred in accordance with this covenant, to the extent arising by reason of any Lien granted by such Person to secure such Specified Senior Indebtedness,
         (B) with respect to any Pari Passu Indebtedness that is otherwise permitted to be Incurred in accordance with this covenant, to the extent arising by reason of any Permitted Lien granted by such Person to secure such Pari Passu Indebtedness, or (C) with respect to any Specified Indebtedness that is otherwise permitted to be Incurred in accordance with this covenant, to the extent arising by reason of any Lien granted by such Person to secure such Specified Indebtedness in accordance with Section 4.11;

                  (xvii) Indebtedness of any Non-U.S. Restricted Subsidiary to the extent that the amount of such Indebtedness would be permitted as revolving credit borrowing under the Credit Agreement, provided that the aggregate amount of such Indebtedness shall reduce the amount of revolving credit borrowings permitted to be Incurred under the Credit Agreement for purposes of clause (i)(y) of this paragraph (b); and

                  (xviii) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause (xviii), a "refinancing") of any Indebtedness described in paragraph (a) or clause (ii),
         (iii), (v), (vi), (vii) or (xi)(B) of this paragraph
         (b), including any successive refinancings, so long as
         (A) any such new Indebtedness shall be in principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced and (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company or a Restricted Subsidiary incurred in connection with such refinancing; (B) in the case of any refinancing of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate in right of payment to the Notes and the Note

         Guarantees, as applicable, at least to the same extent as the Indebtedness being refinanced; (C) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity the same as or later than the final Stated Maturity of the Indebtedness being refinanced; and (D) in the case of any refinancing of Indebtedness described in clause
         (v), (vi) or (xi)(B) of this paragraph (b), such new Indebtedness shall be Incurred (other than by a Note Guarantor) only in a transaction exempt from registration requirements under United States securities laws, and not pursuant to a public offering in the United States of America, and shall not be so registered for resale in a public offering in the United States of America, provided, that this clause
         (D) shall not apply in respect of clause (vi) to the extent that the Acquired Indebtedness being refinanced was Incurred in such a registered transaction or public offering so long as the obligor in respect of such Indebtedness does not change as a result of such refinancing.

                  (c) For purposes of determining compliance with, and the outstanding principal amount of any particular
Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) Indebtedness Incurred pursuant to the Credit Agreement on the Issue Date shall be treated as Incurred pursuant to clause (i) of the foregoing paragraph
(b), (ii) any other obligation of the obligor on such Indebtedness arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (iii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b), subject to clause (i) of this paragraph (c), the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

                  (d)  For purposes of determining compliance with

any Dollar-denominated restriction on the Incurrence of Non-Dollar Indebtedness under clause (ix)(B)(y), (xi)(A),
(xii) or (xiii) of the foregoing paragraph (b), the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date and (y) if such Indebtedness is Incurred to refinance Non-Dollar Indebtedness previously Incurred pursuant to clause (ix)(B)(y), (xi)(A), (xii) or
(xiii) of the foregoing paragraph (b), and such refinancing would cause the Dollar-denominated restriction under such respective clause to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, but the ability to make subsequent Incurrences of Indebtedness subject to the Dollar-denominated restriction under such respective clause shall be determined as if the relevant currency exchange rate applied to any such previous refinancing was the rate in effect on the date of such refinancing. The principal amount of any such refinancing Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

                  Section 4.09.  Limitation on Restricted Payments.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,:

                  (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital
         Stock of the Company (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary), or any other payment to the direct or indirect holders of Capital
         Stock of the Company in their capacity as such, except dividends or distributions payable solely in Capital

         Stock of the Company (other than Redeemable Capital
         Stock);

                  (ii) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of any Restricted Subsidiary (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary), or any other payment to the direct or indirect holders of Capital Stock of any Restricted Subsidiary in their capacity as such, except dividends or distributions payable (x) on a pro rata basis to all such holders of such Capital Stock, whether in Capital Stock of such Restricted Subsidiary or otherwise, or
         (y) to the Company or any Restricted Subsidiary;

                  (iii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary, except from all holders of such Capital Stock of a Restricted Subsidiary on a pro rata basis;

                  (iv) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness of the Company or any Note Guarantor (other than in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement); or

                  (v) make any Investment (other than any Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time of and after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or Event of Default shall have occurred and be continuing or would result therefrom; (2) the Company could not Incur at least $1.00 of additional
         Indebtedness under Section 4.08(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made from and after the Issue Date would exceed, without duplication, the sum of:

                           (A)  50% of the Consolidated Net Income
         accrued during the period (treated as one accounting period) from October 1, 1996 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, if such Consolidated Net Income for such period will be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by the Company either (x) as capital contributions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital
         Stock (other than Redeemable Capital Stock) of the
         Company after the Issue Date, other than to a Subsidiary of the Company;

                           (C) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from
         (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries

         (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date;

                           (D)  in the case of disposition or repayment
         of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; and

                           (E) the aggregate net cash proceeds received after the Issue Date by the Company or any Restricted
         Subsidiary from the issuance or sale (other than to any

         Restricted Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) to the extent such debt securities or Redeemable Capital Stock were originally sold for cash, together with the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from such conversion or exchange at the time thereof.

                  (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph (a), provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments;

                  (ii)  the redemption, repurchase or other
         acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares), or out of the Net Cash Proceeds received by the Company of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock, in the case of any such redemption, repurchase or other acquisition or retirement of Capital Stock that is not Redeemable Capital Stock) of MT Investors, Holding or the Company to any Person (other than to a Subsidiary of the Company), provided that (x) such Net Cash Proceeds will be excluded from clause (3) of the foregoing paragraph (a) and (y) such redemption, repurchase or other acquisition or retirement will be excluded in the calculation of the amount of Restricted Payments;

                  (iii)  any redemption, repurchase or other
         acquisition or retirement of Subordinated Indebtedness of the Company or any Note Guarantor in exchange for, or out of the Net Cash Proceeds received by the Company of, a substantially concurrent issue and sale of

         (x) Capital Stock (other than Redeemable Capital Stock) of MT Investors, Holding or the Company to any Person (other than to a Subsidiary of the Company), provided that such Net Cash Proceeds will be excluded from clause (3) of the foregoing paragraph (a), or (y) Indebtedness of the Company or any Note Guarantor so long as such Indebtedness complies with subclauses (B) and (C) of Section 4.08(b)(xviii); provided, however, that such redemption, repurchase or other acquisition or retirement will be excluded in the calculation of the amount of Restricted Payments;

                  (iv)  (A) loans, advances, dividends or
         distributions by the Company to Holding or MT Investors
         (x) not to exceed $1,000,000 in any fiscal year to permit Holding or MT Investors to pay the operational expenses (including professional fees and expenses) incurred by Holding or MT Investors in the ordinary course of business to the extent related to Holding's investment in the Company or MT Investors' investment in Holding, respectively, or (y) not to exceed an amount necessary to permit Holding or MT Investors to pay its expenses incurred in connection with any public offering of equity securities or of Indebtedness permitted by this Indenture that has been terminated by the board of directors of the Company, Holding or MT Investors, as applicable, in each case, the net proceeds of which were specifically intended to be contributed or loaned to the Company, and (B) loans or advances by the Company to Holding or MT Investors not to exceed an amount necessary to permit each of Holding and MT Investors to pay its interim expenses incurred in connection with any public offering of equity securities or Indebtedness permitted by this Indenture, the net proceeds of which are specifically intended to be contributed or loaned to the Company, which loans or advances, unless such offering shall have been terminated by the board of directors of the Company, Holding or MT Investors, as applicable, shall be repaid to the Company promptly out of the proceeds of such offering; provided, however, that such amounts will be excluded in the calculation of the amount of Restricted Payments;

                  (v) loans, advances, dividends or distributions by the Company to Holding or MT Investors to permit

         Holding or MT Investors, as the case may be, to repurchase or otherwise acquire its common stock or options or other rights in respect thereof, or payments by the Company to repurchase or otherwise acquire such common stock or options or other rights in respect thereof, in connection with the repurchase provisions under employee stock option agreements or employee stock purchase agreements, such payments, loans, advances, dividends or distributions not to exceed $2,000,000 in any fiscal year and $5,000,000 in the aggregate; provided, however, that such amounts will be included in the calculation of the amount of Restricted Payments;

                  (vi) loans or advances to officers or employees of MT Investors, Holding, the Company or any Restricted Subsidiary in the ordinary course of business not to exceed $2,000,000 in the aggregate outstanding at any time, provided, however, that such amounts will be excluded in the calculation of the amount of Restricted Payments;

                  (vii)  payments pursuant to the Tax Sharing
         Agreement, provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments;

                  (viii) payments by the Company to Holding or MT Investors not to exceed an amount necessary to permit Holding or MT Investors to make payments in respect of its indemnification obligations owing to its directors or officers under Holding's or MT Investors' charter, by-laws or indemnification agreements, to the extent such payments relate to the Company or any of its Restricted Subsidiaries or to Holding's or MT
         Investors's investment therein, provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments;

                  (ix) the payment by the Company of, or loans, advances, dividends or distributions by the Company to Holding or MT Investors to pay, dividends on the common stock of the Company, Holding or MT Investors, as applicable, following an initial public offering of such common stock, in an amount not to exceed in any fiscal year 6% of the net proceeds received by the

         Company, in or from such public offering; provided, however, that such payments, loans, advances, dividends or distributions will be included in the calculation of the amount of Restricted Payments;

                  (x) payments by the Company, or payments by the Company to Holding or MT Investors to enable Holding or MT Investors, as applicable, to make payments, to holders of the common stock of the Company, Holding or MT Investors, as applicable, in lieu of issuance of fractional shares of such common stock, in connection with any recapitalization of the Company, Holding or MT Investors, as applicable, such payments not to exceed $100,000 in the aggregate; provided, however, that such payments will be included in the calculation of the amount of Restricted Payments; or

                  (xi) any purchase or repayment of Subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if (x) in the case of a Change of Control, the Company shall have complied with all of its obligations under Section 4.19 and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby prior to purchasing or repaying such Subordinated Indebtedness or (y) in the case of an Asset Sale, the Company shall have applied the Net Cash Proceeds from such Asset Sale in accordance with Section 4.18, shall have made an Excess Proceeds Offer pursuant to such covenant, and shall have purchased all Notes tendered pursuant to such Excess Proceeds Offer prior to purchasing or repaying such Subordinated Indebtedness, provided that
         (1) in either case the purchase price (stated as a percentage of principal amount or issue price plus accrued original issue discount, if less) of such Subordinated Indebtedness shall not be greater than the price (stated as a percentage of principal amount) of the Notes pursuant to any such offer to repurchase the




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

         Notes in the event of a Change of Control or Excess Proceeds Offer, respectively, (2) in the case of such Asset Sale, the aggregate principal amount of such Subordinated Indebtedness that the Company may so purchase or repay may not exceed the amount of the Excess Proceeds, if any, available for such Excess Proceeds Offer and remaining after the Company shall have purchased all Notes tendered pursuant to such Excess Proceeds Offer, and (3) in either case, any such purchase or repayment will be included in the calculation of the amount of Restricted Payments.

                  Section 4.10. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, conveyance, disposition, lease or exchange of any property, the rendering of any service or the making of any loan or advance) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless
(i) such Affiliate Transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such Affiliate Transaction in a comparable arm's length transaction with a Person who is not an Affiliate of the Company, and (ii) in the event such an Affiliate Transaction involves aggregate payments or value of $5,000,000 or greater, (x) a majority of the Board of Directors of the Company, including a majority of the Disinterested Directors, have determined in good faith that the criteria set forth in clause (i) are satisfied and have approved the relevant Affiliate Transaction, such approval to be evidenced by a Board Resolution, or (y) in the event there are no Disinterested Directors, the Company has obtained a written opinion of an investment banking firm or an independent appraiser or accounting firm, in either case that is nationally recognized in the United States of America, stating that the terms of such Affiliate
Transaction are fair to the Company and its Restricted Subsidiaries from a financial point of view (a "Fairness Opinion"), and (iii) in the event that such Affiliate Transaction involves aggregate payments or value of $15,000,000 or greater, the Company has obtained a Fairness Opinion with respect to such Affiliate Transaction and (iv) in the event that such Affiliate Transaction involves aggregate payments or value of $5,000,000 or greater, the Company has delivered to the Trustee an Officers'
Certificate certifying that such Affiliate Transaction complies with the foregoing clause (i), and that, if




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

required by the foregoing clause (ii) or (iii), such Affiliate Transaction has been approved by the Board of Directors (including a majority of the Disinterested
Directors) or the Company has obtained a Fairness Opinion

with respect thereto, together with copies of the relevant
Board Resolution or Fairness Opinion.

                  (b) The foregoing paragraph (a) will not apply to: (i) any transaction permitted as a Restricted Payment pursuant to Section 4.09, (ii) the payment of reasonable and customary regular fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Subsidiaries, (iii) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (iv) any transaction with an officer or member of the board of directors of the Company or any Restricted Subsidiary in the ordinary course of business involving compensation, indemnity or employee benefit arrangements;
(v) loans or advances to officers of the Company or any Restricted Subsidiary in the ordinary course of business not exceeding $2,000,000 in the aggregate outstanding at any time; (vi) payments pursuant to the Tax Sharing Agreement;
(vii) any agreement as in existence on the Issue Date, as the same may be amended from time to time in any manner not adverse to the Holders; and (viii) payment to AEA of fees in an aggregate amount not to exceed $1,000,000 in any fiscal year and the reimbursement of reasonable out-of-pocket expenses incurred by AEA, in each case in connection with its performance of services pursuant to the Management
Services Agreement; (ix) the Acquisition and all transactions related thereto (including but not limited to the financing thereof); and (x) any transaction in the ordinary course of business or approved by a majority of the Disinterested Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business.

                  Section 4.11.  Limitation on Certain Liens.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than any Permitted Lien) on or with respect to any of its property or assets (including any Capital Stock), whether held on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, securing any Specified Indebtedness, unless (x) effective provision is made contemporaneously therewith to secure the Notes and the Note Guarantees, as applicable, (i) in the case of a Lien securing Subordinated




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

Indebtedness, by a perfected Lien on such property, assets,

income, profits or proceeds that is senior in priority to such Lien securing such Indebtedness, or (ii) in the case of a Lien securing any other Specified Indebtedness, equally and ratably with (or prior to) such Lien securing such Indebtedness and (y) any such Restricted Subsidiary is a Note Guarantor.

                  (b)  Notwithstanding the foregoing, any Lien
created for the benefit of the Notes and the Note
Guarantees, as applicable, pursuant to the foregoing paragraph (a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release and discharge of such Lien, which release and discharge occurs at a time when (A) no other Specified Indebtedness remains secured by such property or assets of the Company or such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Specified Indebtedness that is secured by such property or assets of the Company or such Restricted Subsidiary also release their security interest in such property or assets.

                  Section 4.12.  Limitation on Certain Guarantees.
(a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Specified
Indebtedness (other than any Permitted Guarantee) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee by such Restricted Subsidiary on substantially the same terms as set forth in Article Ten of this Indenture with respect to the Note Guarantee of Holding, provided that if such Specified Indebtedness is Subordinated Indebtedness, such Restricted Subsidiary's
Guarantee with respect to such Specified Indebtedness shall be subordinated in right of payment to such Restricted
Subsidiary's Note Guarantee substantially to the same extent as such Specified Indebtedness is subordinated to the Notes or any Note Guarantee, as the case may be, or (if not so subordinated) to any other Indebtedness of such Restricted
Subsidiary.

                  (b)  Notwithstanding the foregoing, any Note
Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or
(ii) the release and discharge of the Guarantee that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such Guarantee, which release and discharge occurs at a time when
(A) no other Specified Indebtedness remains Guaranteed by such Restricted Subsidiary (other than pursuant to Permitted Guarantees) or (B) the holders of all such other
Indebtedness that is Guaranteed by such Restricted
Subsidiary (other than pursuant to Permitted Guarantees) also release their Guarantee by such Restricted Subsidiary, except a release as a result of payment pursuant to such Guarantee by such Restricted Subsidiary.

                  Section 4.13.  Certain Future Note Guarantors.
(a) The Company shall cause (x) certain U.S. Restricted Subsidiaries, as provided in Section 4.17, and (y) each U.S. Restricted Subsidiary that Incurs Indebtedness (other than Specified U.S. Subsidiary Indebtedness), to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall Guarantee payment of the Notes on substantially the same terms as set forth in Article Ten of this Indenture with respect to the Note Guarantee of Holding. The Company also shall have the right to cause any Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes as aforesaid. Each Note Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
For purposes of clause (x) of this paragraph (a), the Company shall have the right to designate the U.S.
Restricted Subsidiary or U.S. Restricted Subsidiaries that constitute a U.S. Significant Subsidiary or U.S. Significant Subsidiaries, as the case may be, required to provide a Note Guarantee or Note Guarantees thereunder, provided that, after giving effect to such Note Guarantee or Note
Guarantees, there shall not be in existence any U.S.
Restricted Subsidiary that is a U.S. Significant Subsidiary.

                  (b)  Notwithstanding the foregoing, any Note
Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) in the case of any such Guarantee given by reason of clause (y) of the first sentence of the foregoing paragraph (a), the repayment in full of the Indebtedness that caused such Restricted Subsidiary to provide such Note Guarantee, which repayment occurs at a time when such Restricted Subsidiary has no obligation in respect of any other Indebtedness (other than Specified U.S. Subsidiary Indebtedness) and would not otherwise be required to Guarantee the Notes under any provision of this Indenture.

                  Section 4.14. Limitation on Other Senior Sub-ordinated Indebtedness. The Company shall not, and shall not permit any Restricted Subsidiary that is a Note
Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate or junior in right of payment in any respect to any other Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to, or ranks pari passu with, the Notes, in the case of the Company, or the Note Guarantees, in the case of a Note Guarantor;
provided that the foregoing restriction shall not apply to distinctions between categories of Senior Indebtedness or Guarantor Senior Indebtedness that exist solely by reason of Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

                  Section 4.15. Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries. The Company shall not sell, and shall not permit any Restricted
Subsidiary to, directly or indirectly, issue or sell, any shares of Preferred Stock of any Restricted Subsidiary except (i) to the Company or a Restricted Subsidiary, or to directors as director's qualifying shares to the extent required by applicable law, or (ii) if, immediately after giving effect to such issuance or sale, such Restricted
Subsidiary would no longer constitute a Restricted
Subsidiary.  The proceeds of any sale of such Preferred
Stock permitted by the preceding clause (ii) will be treated as Net Cash Proceeds from an Asset Sale and must be applied in accordance with the terms of Section 4.18.

                  Section 4.16. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary,
(iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than any customary restriction on transfers of property subject to a Lien permitted under this Indenture that would not adversely affect the Company's ability to satisfy its obligations hereunder) or (v) Guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of
(a) applicable law, (b) customary non-assignment provisions of any lease, license or other contract, (c) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (d) any existing agreement as in effect on the Issue Date (to the extent of any encumbrances or restrictions in existence thereunder on the Issue Date), including the Credit Agreement as in effect on the Issue
Date, (e) any encumbrance or restriction with respect to a Non-U.S. Restricted Subsidiary pursuant to an agreement relating to Indebtedness of such Non-U.S. Restricted
Subsidiary permitted to be Incurred pursuant to clause (v),
(vi), (vii), (viii), (ix), (xi), (xii) or (xiii) of
Section 4.08(b), (f) arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary, in each case in any manner material to the Company or such Restricted
Subsidiary, (g) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the

Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, (h) any restriction contained in security agreement or mortgage securing Indebtedness of any Restricted Subsidiary to the extent such restriction restricts the transfer of the property subject to such security agreement or mortgage,
(i) subordination provisions contained in any intercompany note representing Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Note Guarantor owing to and held by the Company or any Restricted Subsidiary, as contemplated by Section 4.08(b)(iv)(y), and
(j) any agreement that extends, refinances, renews or replaces any agreement or other instrument described in clause (c), (d) or (e) of this Section 4.16(a), which is not more restrictive or less favorable to the Noteholders than those existing under the agreement being extended, refinanced, renewed or replaced.

                  (b) Without limiting the foregoing, the Company shall not permit Swiss Subholding to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of Swiss Subholding to pay dividends or make distributions, loans, advances or other payments to the Company to enable the Company to pay principal of the Notes at their final scheduled maturity (as in effect on the Issue Date) and scheduled interest on the Notes, pursuant to the terms of the Credit Agreement or any other agreement or instrument, except for such encumbrances or restrictions permitted pursuant to clause (a), (c), (g),
(i) or (j) of the foregoing paragraph (a) (it being understood that the Credit Agreement will be permitted to prohibit any redemption, repayment or acquisition of the Notes prior to final scheduled maturity).

                  Section 4.17. Restriction on Transfer of Assets to Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary that is a Note Guarantor to, sell, convey, transfer or otherwise dispose of its assets or property to any U.S. Restricted Subsidiary, except for any disposition (a) made in the ordinary course of business (including intercompany loans and cash equity contributions), (b) that, after giving effect thereto, does not cause the existence of a U.S. Significant Subsidiary or
(c) made to such U.S. Restricted Subsidiary if such U.S.
Restricted Subsidiary prior to or simultaneously with such

disposition executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee by such Restricted Subsidiary on substantially the same terms as set forth in Article Ten of this Indenture with respect to the Note Guarantee of Holding, which Note Guarantee shall be subordinated to any Guarantee of such Restricted Subsidiary of Senior Indebtedness of the Company and shall be subordinated to any other Indebtedness of such Restricted Subsidiary (that is not subordinated or junior in right of payment to any other Indebtedness of such Restricted Subsidiary), in each case to the same extent as the Notes are subordinated to the Senior Indebtedness of the Company under this Indenture.

                  Section 4.18.  Limitation on Disposition of
Proceeds of Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) such Asset Sale is for not less than the Fair Market Value of the assets sold (as determined, to the extent such Asset Sale involves a Fair Market Value greater than $5,000,000, in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents (with Indebtedness of the Company or any Restricted Subsidiary being counted as cash for such purpose if the Company and each Restricted Subsidiary, as the case may be, is unconditionally released from liability therefor). Net Cash Proceeds of any Asset Sale may be applied to repay Specified Senior Indebtedness (but only if the related loan commitments (if any) or amounts available to be reborrowed (if any) under such Specified Senior Indebtedness are permanently reduced by the amount of such payment). To the extent that such Net Cash Proceeds are not applied as provided in the preceding sentence, the Company or a Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale, within 360 days of such Asset Sale, to an investment in properties and assets to replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Issue Date or in businesses reasonably related thereto. Any Net Cash Proceeds from any Asset Sale not applied as provided in the preceding two sentences, within 360 days of such Asset Sale, constitute "Excess Proceeds" subject to disposition as provided below.

                  (b) When the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall make an offer to purchase (an "Excess Proceeds Offer") from all Noteholders and, to the extent required by the terms thereof, from the holders of Pari Passu Indebtedness of the Company, an aggregate principal amount of Notes and any such Pari Passu

Indebtedness equal to such Excess Proceeds, at a purchase price (the "Excess Proceeds Offer Price") in cash equal to 100% of the outstanding principal amount thereof (or accreted value, as applicable), plus accrued and unpaid interest, if any, to the purchase date in respect of the Excess Proceeds Offer in accordance with the procedures set forth in this Section 4.18 or the agreements governing any such Pari Passu Indebtedness. To the extent that the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes and any such Pari Passu Indebted-ness validly tendered and not withdrawn exceeds the Excess Proceeds, the portion of the Excess Proceeds (x) payable in respect of the Notes shall be an amount (the "Note Amount") equal to the Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstand-ing principal amount (or accreted value, as applicable) of any such Pari Passu Indebtedness (less the amount, if any, by which such product exceeds the principal amount of Notes validly tendered and not withdrawn) and (y) payable in respect of any such Pari Passu Indebtedness shall be an amount equal to the excess of the Excess Proceeds over the Note Amount. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

                  (c) (1) Within 15 Business Days after the Company becomes obligated to make an Excess Proceeds Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Excess Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act (an "Excess Proceeds Purchase Date"), and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form

10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports),
(ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (iii) if material, appropriate pro forma financial information and all instructions and materials necessary to tender Notes pursuant to the Excess Proceeds Offer, together with the information contained in clause
(3).

                  (2) Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the aggregate Excess Proceeds Offer Price for the Notes,
(ii) the allocation of the Net Cash Proceeds from the Asset
Sales pursuant to which such Excess Proceeds Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.18(a). On or prior to the Excess Proceeds Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Cash Equivalents an amount equal to the aggregate Excess Proceeds Offer Price for the Notes to be held for payment in accordance with the provisions of this
Section 4.18. Upon the expiration of the period for which the Excess Proceeds Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The
Trustee shall, on the Excess Proceeds Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the aggregate Excess Proceeds Offer Price for the Notes, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.18.

                  (3) Holders electing to have a Note purchased will be required to surrender the Note with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Excess Proceeds Purchase Date. Holders will be entitled to withdraw their election to have a Note purchased pursuant to this Section 4.18 if the Trustee or the Company receives not later than one Business Day prior to the Excess Proceeds




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

Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of the Note in respect of which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the aggregate Excess Proceeds Offer Price for the Notes, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating the such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.18. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d)  The Company shall comply, to the extent
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

                  Section 4.19. Change of Control. (a) Upon the occurrence of a Change of Control, each Noteholder shall have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase
(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this covenant.





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

                  (b) A "Change of Control" means the occurrence of any of the following events:

                  (i) prior to an initial Public Equity Offering, the Permitted Holder ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
         Act), directly or indirectly, of Voting Stock of each of the Company and Holding representing more than 50% of the total voting power of the Voting Stock of each of the Company and Holding (as a result of the acquisition or issuance of securities, by merger or otherwise);

                  (ii) at any time after an initial Public Equity Offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, is or becomes (as the result of the acquisition or issuance of securities, by merger or otherwise) the Beneficial Owner, directly or indirectly, of (A) more than 50% of the common stock of the Company or Holding or (B) more than 50% of the total voting power of the Voting Stock of the Company or Holding;

                  (iii) the merger or consolidation of the Company or Holding with or into another Person, or of another Person with or into the Company or Holding, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all the assets of the Company or Holding to another Person, and, in the case of any such merger or consolidation, the securities of the Company or Holding, as the case may be, that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company or Holding, as the case may be, are changed into or exchanged for cash, securities or property, unless
         (x) pursuant to such transaction such securities are changed into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment under this Indenture, and (y) immediately after giving effect to such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, is or becomes (as the result of the acquisition or issuance of securities, by merger or otherwise) the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving or transferee corporation;

                  (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holding (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Holding, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or Holding, as the case may be, then in office; or

                  (v) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or any final order, judgment or decree of a court of competent jurisdiction shall be entered against the Company decreeing the dissolution or liquidation of the Company.


                  (c) Prior to the mailing of the notice to Holders provided for in paragraph (d) below, the Company shall have
(x) terminated all commitments and repaid in full all Indebtedness under the Credit Agreement and all other Credit
Agreement Obligations then due and owing, or (y) obtained the requisite consents under the Credit Agreement to permit the purchase of the Notes as provided for under this covenant. If a notice has been mailed when such condition precedent has not been satisfied, the Company shall have no obligation to (and shall not) effect the purchase of Notes until such time as such condition precedent is satisfied.
Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall in any event constitute a covenant default under Section 6.01(iv).

                  (d)  Within 30 days following any Change of
Control (or at the Company's option, prior to such Change of Control, in anticipation of such Change of Control), the Company shall send by first class mail a written notice to each Holder at its registered address with a copy to the Trustee stating: (1) that a Change of Control has occurred (or will occur) and that such Holder has the right to




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require the Company to purchase such Holder's Notes at a
purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control;
(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (5) that, if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

                  (e) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than two Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder, the certificate number of the Note in respect of which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Notes purchased.

                  (f) On the purchase date, all Notes purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (g)  The Company shall comply, to the extent
applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

                  Section 4.20.  Reporting Requirements.
Notwithstanding that the Company may not be required to




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remain subject to the reporting requirements of Section 13
or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act or the interpretations of the SEC in respect thereof, the Company shall file with the SEC and provide, within five days after the Company is required to file the same with the SEC, to the Trustee the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event that the Company is not permitted to file such reports, documents and information with the SEC, the Company shall provide substantially similar information to the Trustee, Noteholders and prospective Noteholders (upon reasonable request) as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.
The Company also will comply with the other provisions of TIA Section 314(a).


                                 ARTICLE FIVE


                             SUCCESSOR CORPORATION

                  Section 5.01. Merger, Consolidation and Sale of Assets. (a) The Company shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any Person or Persons, and the Company shall not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Company and its Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time of and immediately after giving effect thereto (i) either (A) if the transaction or transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or
(B) the Person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are sold, assigned, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by a supplemental




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

indenture executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and in each case, this Indenture shall remain in full force and effect; and (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions),
(x) no Default or Event of Default shall have occurred and be continuing and (y) the Company or the Surviving Entity, as the case may be, could Incur $1.00 of additional Indebtedness pursuant to Section 4.08(a); provided that this
Section 5.01(a) shall not apply to or restrict the Merger.

                  In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture. In addition, each Note Guarantor, unless it is the other party to the transaction or unless its Note Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Note Guarantee will apply to the obligations of the Company or the Surviving Entity under this Indenture.

                  (b) The Company agrees, as soon as possible, to cause the Merger to be consummated and the First
Supplemental Indenture to be executed. Concurrently with the execution and delivery of the First Supplemental
Indenture, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance satisfactory to the Trustee stating that such supplemental indenture has been duly authorized, executed and delivered by Mettler-Toledo, Inc. and Holding and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), such supplemental indenture is a valid and legally binding agreement of Mettler-Toledo,




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

Inc. and Holding, enforceable against such parties in accordance with its terms.

                  Section 5.02. Successor Substituted. Upon any consolidation or merger or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations under this Indenture and the Notes, except that the predecessor Person in the case of a transfer by lease will not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes.

                  For all purposes of this Indenture and the Notes (including the provision of this Section 5.02 and Sections 4.08, 4.09 and 4.11), Subsidiaries of any Surviving Entity shall, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the definition of "Unrestricted Subsidiary" set forth in Section 1.01, and all Indebtedness, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries (other than
Indebtedness, and Liens on property or assets, of the Company and its Restricted Subsidiaries outstanding immediately prior to such transaction or series of related transactions) shall be deemed to have been Incurred upon such transaction or series of related transactions.


                                  ARTICLE SIX

                                   REMEDIES

                  Section 6.01.  Events of Default.  An "Event of
Default" means any of the following events:

                  (i) default in the payment of principal of, or premium, if any, when due and payable, on any of the Notes (at its Stated Maturity, upon optional redemption, required repurchase, or otherwise); or

             (ii) default in any payment of an installment of interest on any of the Notes when due and payable, for 30 days; or

            (iii)  failure to perform or comply with
         Section 5.01; or failure to offer to repurchase or to repurchase the Notes in the Event of a Change of Control in accordance with Section 4.19; or

             (iv) the Company or any Note Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Notes, any Note Guarantee or this Indenture (other than a Default specified in clause (i), (ii) or (iii) of this Section 6.01) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least
         25% in aggregate principal amount of the Notes then outstanding; or

                  (v)  default or defaults under one or more
         mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and either (a) such a principal amount of such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

                  (vi) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $15,000,000, either individually or in the aggregate, shall be entered against the Company, any Note Guarantor or any Significant Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

                  (vii) (A) any holder of at least $15,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary as to which a default has occurred and is continuing shall commence judicial proceedings (which proceedings shall remain unstayed for 5 Business Days) to foreclose upon assets of the Company or any Restricted Subsidiary having an




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

         aggregate Fair Market Value, individually or in the aggregate, in excess of $15,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure or (B) any action described in the foregoing clause (A) shall result in any court of competent jurisdiction issuing any order for the seizure of such assets; or


                  (viii) any Note Guarantee of a Significant Note Guarantor ceases to be in full force and effect or is declared null and void or any Note Guarantor denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture); or

                  (ix) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Significant Note Guarantor or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Significant Note Guarantor or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Significant Note Guarantor or any Significant Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator
         (or other similar official) of the Company, any Significant Note Guarantor or any Significant
         Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                  (x) (a) the Company, any Significant Note Guarantor or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Significant Note Guarantor or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the

         Company, any Significant Note Guarantor or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Significant Note Guarantor or any Significant

         Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Significant Note Guarantor or any Significant Restricted Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Significant Note Guarantor or such Significant Restricted Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (e) the Company, any Significant Note Guarantor or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (x).

                  Section 6.02.  Acceleration.  If an Event of
Default (other than an Event of Default specified in Section 6.01(ix) or (x) with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all the Notes due and payable immedi-ately, upon which declaration all amounts payable in respect of the Notes shall immediately be due and payable; provided that so long as the Credit Agreement shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in Section 6.01(ix) or (x) with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Notes to the Bank Agent under the Credit Agreement and (y) the acceleration of any Indebtedness under the Credit Agreement. If an Event of Default specified in Section 6.01(ix) or (x) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustees or any Holder.




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

                  Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because
(x) an Event of Default specified in Section 6.01(v) shall

have occurred and be continuing, such declaration of acceleration of the Notes and such Event of Default shall be automatically annulled and rescinded and be of no further effect if the Indebtedness that is the subject of such Event of Default has been discharged or paid in full or such Event of Default shall have been cured or waived by the holders of such Indebtedness and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or (y) an Event of Default specified in Section 6.01(vii) shall have occurred and be continuing, such declaration of acceleration of the Notes and such Event of Default shall be automatically annulled and rescinded and be of no further effect if the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded, or such Indebtedness is paid in full and only so long as any holder of such Indebtedness shall not have applied any assets referenced in
Section 6.01(vii) in satisfaction of such Indebtedness and, in the case of both (x) and (y) of this paragraph, written notice of such discharge, cure or waiver and rescission, as the case may be, shall have been given to the Trustee within 60 days after such declaration of acceleration in respect of the Notes by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee and no other Event of Default shall have occurred which has not been cured or waived during such 60-day period.

                  After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding
Notes, by written notice to the Company and the Trustee, may rescind such declaration if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                           (i)    all sums paid or advanced by the
                  Trustee under this Indenture and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel,

                           (ii)   all overdue interest on all Notes,




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


                           (iii) the principal of, and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

                           (iv)   to the extent that payment of such
                  interest is lawful, interest upon overdue interest at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration;

                  (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (c)  all Events of Default, other than the
         non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

                  No such rescission shall affect any subsequent
Default or Event of Default or impair any right consequent thereon.

                  Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to col-lect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  All rights of action and claims under this Inden-ture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  Section 6.04.  Waiver of Past Defaults.  The
Holders of not less than a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any past Defaults and their consequences, except a Default or Event of Default specified in Section 6.01(i) or (ii) or in




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

respect of any covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note outstanding. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

                  Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee deter-mines may be unduly prejudicial to the rights of another
Noteholder, or (c) that may expose the Trustee to personal liability unless the Trustee has indemnification satis-factory to it in its sole discretion against any loss or expense caused by its following such direction; and pro-vided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

                  Section 6.06. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder, unless:

                  (a)  the Holder gives written notice to the
         Trustee of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a writ-ten request to the Trustee to pursue the remedy within 30 days of the receipt of such notice;

                  (c)  such Holder or Holders offer and, if
         requested, provide to the Trustee reasonable indemnity, satisfactory to the Trustee against any loss, liability or expense, to institute such proceeding as Trustee under the Notes and this Indenture;

                  (d) the Trustee does not comply with the request within 30 days after receipt of the notice and, if requested, provision of indemnity; and

                  (e) during such 30-day period the Holders of a majority in aggregate principal amount of the out-

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

         standing Notes do not give the Trustee a direction which is inconsistent with the request.

                  The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note held by such Holder on or after the respective due dates set forth in such Note.

                  Section 6.07. Right of Holders to Receive Pay-ment. Notwithstanding any other provision in this Inden-ture, the right of any Holder of Notes to receive payment of the principal of and interest on such Note, on or after the respective Stated Maturities expressed in such Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                  Section 6.08. Collection Suit by Trustee. If an Event of Default specified in clause (i) or (ii) of Section
6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Note Guarantor or any other obligor on the Notes for the whole amount of principal of and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 6.09. Trustee May File Proofs of Claims. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in any judicial proceedings relative to the Company or any Note Guarantor (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section
7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrange-ment, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.10.  Priorities.  If the Trustee col-
lects any money pursuant to this Article Six, it shall pay out such money in the following order:

                  First:  to the Trustee for amounts due under
         Section 7.08;

                  Second: subject to Article Eleven, to Holders for interest accrued on the Notes, ratably, without pref-erence or priority of any kind, according to the amounts due and payable on the Notes for interest;

                  Third: subject to Article Eleven, to Holders for principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for prin-cipal; and

                  Fourth: the balance, if any, to the Company or, to the extent the Trustee collects any amount from any Note Guarantor, to such Note Guarantor.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

                  Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Inden-ture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including rea-sonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section
6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the out-standing Notes.

                  Section 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Note or any Note Guarantee and such proceeding has been dis-continued or abandoned for any reason, or has been deter-mined adversely to the Trustee or to such Holder, then and in every such case the Company, each Note Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                 ARTICLE SEVEN

                                    TRUSTEE

                  Section 7.01. Duties. (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) Except during the continuance of an Event of Default,

                  (1) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the require-ments of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (c)  No provision of this Indenture shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  Section 7.02.  Rights of Trustee.  Subject to
Section 7.01 hereof and the provisions of TIA Section 315:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or pre-sented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b)  Before the Trustee acts or refrains from

         acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d)  The Trustee shall not be liable for any
         action taken or omitted by it in good faith and believed by it to be authorized or within the dis-cretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete autho-rization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such coun-sel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opin-ion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  Section 7.03. Individual Rights of Trustee. The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sec-tions 7.11 and 7.12 and TIA Sections 310 and 311, may other-wise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

                  Section 7.04. Trustee's Disclaimer. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes or of any Note Guarantee, it shall not be accountable for the Company's use or application of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

                  Section 7.05. Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof; provided that, except in the case of a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice to the Holders of such Notes if a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

                  Section 7.06.  Money Held in Trust.  All moneys
received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The
Trustee shall not be under any liability for interest on any moneys received by it hereunder.

                  Section 7.07. Reports by Trustee to Holders. Within 60 days after each November 15 beginning with the November 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such November 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).


                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

                  The Company shall notify the Trustee in writing if the Notes become listed on any securities exchange and of any delisting thereof.

                  Section 7.08. Compensation and Indemnity. The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The
Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it, including costs of collection. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, accountants and experts.

                  The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability, claim or expense (including reasonable attorneys' fees and expenses) incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular

Notes.

                  When the Trustee incurs expenses or renders ser-vices in connection with an Event of Default specified in
Section 6.01(ix) or (x), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

                  Section 7.09.  Replacement of Trustee.  The
Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent. The Company shall remove the Trustee if:

                  (a)  the Trustee fails to comply with Section
         7.11;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a receiver or other public officer takes charge of the Trustee or its property; or

                  (d)  the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. No retiring Trustee shall have any obligation to provide to any successor Trustee any form of indemnity or other financial assurances concerning the fees and expenses of the successor
Trustee.

                  A successor Trustee shall deliver a written accep-tance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor
Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Inden-ture. A successor Trustee shall mail notice of its suc-cession to each Noteholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least
10% in principal amount of the outstanding Notes may peti-tion any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pur suant to this Section 7.09, the Company's obligations under
Section 7.08 shall continue for the benefit of the retiring
Trustee.

                  Section 7.10. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

                  In case at the time such successor or successors by consolidation, merger, conversion or transfer to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  Section 7.11. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation pub-lishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign imme-diately in the manner and with the effect hereinafter speci-fied in this Article. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or any Note Guarantor are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  Section 7.12. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section
311(a), excluding any creditor relationship listed in TIA
Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section
311(a) to the extent provided therein.


                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE


                  Section 8.01. Termination of the Company's Obli-gations. The Company may terminate its obligations under the Notes and this Indenture, and the obligations of any Note Guarantor shall terminate except those obligations referred to in the penultimate paragraph of this Section
8.01, when:

                  (i)  either (a) all the Notes previously
         authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or
         (b) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable hereunder, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                  (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, cash in Dollars, U.S. Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay and discharge the entire indebtedness on the Notes (except lost, stolen or destroyed Notes which have been replaced or paid) not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and interest on the outstanding Notes at such Stated Maturity or the relevant Redemption Date; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Notes at such Stated Maturity or Redemption Date; and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Ten;

                  (iii) the Company shall have paid all other sums payable by it hereunder; and


                  (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Notes and this Indenture have been complied with.

                  Notwithstanding the foregoing paragraph, the
Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 and any Note Guarantor's obligations in respect thereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.08, 8.04 and 8.05 and any Note Guarantor's obligations in respect thereof shall survive.

                  After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the dis-charge of the Company's and any Note Guarantor's obligations under the Notes and this Indenture except for those sur-viving obligations specified above.

                  Section 8.02.  Defeasance and Covenant Defeasance.
(a) The Company may, at its option by Board Resolution which shall be delivered to the Trustee, at any time, with respect to the outstanding Notes and the Note Guarantees, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes and the Note Guarantees upon compliance with the conditions set forth in paragraph
(d).

                  (b)  Upon the Company's exercise under paragraph
(a) of the option applicable to this paragraph (b), each of the Company and any Note Guarantor shall be deemed to have been released and discharged from its respective obligations with respect to the outstanding Notes and the Note
Guarantees on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the then outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of para-graph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) of this paragraph, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and the Note Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Articles Ten, Eleven or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.06,
2.07 and 4.02, and, with respect to the Trustee, under
Section 7.08 and any Note Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and (iv) this Section 8.02 and Section 8.05. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

                  (c)  Upon the Company's exercise under para
graph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obli-gations under any covenant contained in Sections 4.03 through 4.20 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Notes and the Note Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Articles Ten, Eleven or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company and any Note Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Article Six, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, in the event covenant defeasance occurs, the Events of Default specified in Sections 6.01(v),
(vi) or (vii) will no longer constitute Events of Default with respect to the Notes.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

                  (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this
         Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes,
         (x) cash in Dollars, or (y) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes on the Stated

         Maturity or relevant Redemption Date of such principal or installment of interest not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Notes on the Maturity Date or Redemption Date or otherwise in accordance with the terms of this Indenture and of such Notes; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obli-gations to said payments with respect to the Notes;

                  (ii)  in the case of an election under paragraph
         (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, which ruling must be referred to, or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defea-sance had not occurred;

                  (iii)  in the case of an election under paragraph
         (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be sub-ject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default specified in
         Section 6.01(ix) or (x) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (v) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Note Guarantor;

                  (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any Note Guarantor is a party or by which it is bound;

                  (vii) the Company shall have delivered to the trustee an Opinion of Counsel stating that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under this Indenture, and
         (B) after the 91st day following the deposit or after the date such Opinion of Counsel is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

                  (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each satisfactory in form and substance to the Trustee, stating that all conditions precedent provided for relating to either the defeasance under paragraph
         (b) above or the covenant defeasance under paragraph
         (c) above, as the case may be, have been complied with.

                  (e)  All cash in Dollars and U.S. Government
Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Section 8.02 to the contrary

notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any cash in Dollars or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

                  Section 8.03.  Application of Trust Money.  The
Trustee shall hold in trust cash in Dollars or U.S.
Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited cash in Dollars and U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

                  Section 8.04.  Repayment to Company or Note
Guarantors. Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Note Guarantor, to such Note Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with
Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Note Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Note Guarantor, as the case may be, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  Section 8.05. Reinstatement. If the Trustee or Paying Agent is unable to apply any cash in Dollars or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such cash in Dollars or U.S. Government Obligations in accordance with this Indenture; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company or any such Note Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in Dollars or U.S.
Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 9.01.  Without Consent of Holders.  The
Company, the Note Guarantors, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Holder:

                  (a) to cure any ambiguity, omission, defect or inconsistency;

                  (b)  to comply with Article Five;

                  (c)  to add Guarantees with respect to the Notes;

                  (d)  to secure the Notes;

                  (e) to add to the covenants of the Company for the benefit of the Holders;





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

                  (f) to surrender any right or power conferred upon the Company or any Note Guarantor;


                  (g) to make any change that does not adversely affect the rights of any Holder; or

                  (h) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                  After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

                  Notwithstanding the foregoing and Section 9.02, on or after the date hereof (but after the execution and delivery of this Indenture and the issuance of the Notes and after or concurrently with consummation of the Merger), the Company, Holding and the Trustee shall execute and deliver the First Supplemental Indenture attached as Exhibit B hereto, without notice to or consent of any Noteholder.

                  Section 9.02. With Consent of Holders. Subject to Section 6.04, the Company and the Note Guarantors when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee may amend or modify this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee, may waive future compliance by the Company or any Note Guarantor with any provision of this Indenture, the Notes or the Note Guarantees except a default in the payment of principal of, premium, if any, or interest on the Notes.

                  Notwithstanding the provisions of this Section
9.02, without the consent of each Holder affected, an amend-ment, modification or waiver, including a waiver pursuant to
Section 6.04, may not:

                  (a) reduce the principal amount outstanding of or extend the Stated Maturity of any Note or alter the redemption provisions with respect thereto;





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


                  (b) make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note;

                  (c) reduce the percentage in outstanding aggre-gate principal amount of Notes the Holders of which must consent to an amendment, supplement or waiver of or consent to take any action under any provision of this Indenture, the Notes or any Note Guarantee;

                  (d)  modify or change Section 4.14 or any
         provision of this Indenture affecting the subordination of the Notes or any Note Guarantee in a manner adverse to the Holders;

                  (e) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to the Notes;

                  (f) waive a default in the payment of the prin-cipal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Note or any Note Guarantee (except for any waiver of a default in payment to the extent resulting from a declaration of acceleration under this Indenture, which declaration has been rescinded by the Holders as contemplated by the third full paragraph under Section 6.02);

                  (g)  following the occurrence of a Change of
         Control or an Asset Sale, amend, change or modify the obligation of the Company to offer to repurchase and to repurchase the Notes in the event of a Change of Control or make and consummate the Excess Proceeds Offer with respect to any Asset Sale, including by modifying any of the provisions or definitions with respect thereto;

                  (h) reduce or change the rate or time for payment of interest on the Notes;

                  (i)  modify this Section 9.02 or Section 6.04 or
         Section 6.07; or

                  (j) release any Significant Note Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in compliance with this Indenture.

                  Notwithstanding the foregoing, no amendment shall modify any provision of this Indenture so as to affect adversely the rights of any Senior Indebtedness or any Guarantor Senior Indebtedness representing Credit Agreement
Obligations at the time outstanding which are entitled to the benefits of subordination under this Indenture (or any group or representative thereof authorized to give a consent) without the written consent of such holders.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

                  Section 9.03.  Compliance with Trust Indenture
Act. Every amendment of or supplement to this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect.

                  Section 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting
Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.
If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.
Such consent shall be effective only for actions taken within 120 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (j) of Sec-tion 9.02; if it makes such a change, the amendment, sup-plement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

                  Section 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appro-priate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new
Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 9.06. Trustee May Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amend-ment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accor-dance with its terms.

                                  ARTICLE TEN

                              GUARANTEE OF NOTES

                  Section 10.01. Note Guarantee. Subject to the provisions of this Article Ten, Holding hereby absolutely, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, as a primary obliger and not merely as a surety, that: (a) the principal of, premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, by redemption or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder (including fees and expenses, including reasonable attorneys' fees and expenses) and all other
Senior Subordinated Note Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other
Senior Subordinated Note Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, by redemption or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, Holding shall be obligated to pay, or to perform or cause the performance of, the same immediately. This Note Guarantee shall be a continuing guarantee of payment, performance and compliance when due (and not a guarantee of collection) in respect of all Senior Subordinated Note Obligations and shall remain in full force and effect until the payment in full of all Senior Subordinated Note Obligations. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Note Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of Holding hereunder in the same manner and to the same extent as the obligations of the Company.

                  Holding hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, any extension or renewal of this

Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Note Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Holding hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to Holding, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or Holding, any amount paid by the Company or Holding to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Holding further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand,
(a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by Holding for the purpose of this Note Guarantee.

                  This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reor-ganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable pref-erence," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  Section 10.02. Execution and Delivery by Holding of Note Guarantee. To further evidence the Note Guarantee set forth in Section 10.01, Holding hereby agrees that a notation of such Note Guarantee, substantially in the form included in the form of Note included in Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after such Note Guarantee is executed and executed by either manual or facsimile signature of an Officer of Holding. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Holding hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  If an Officer of Holding whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, Holding's Note Guarantee of such Note shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of Holding.


                  Section 10.03. Additional Note Guarantors. Each Restricted Subsidiary that is required to become a Note
Guarantor pursuant to Section 4.12 or 4.13, and each Restricted Subsidiary that the Company causes to become a Note Guarantor pursuant to Section 4.13 or Section 4.17, shall promptly (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee, which shall subject such

Restricted Subsidiary to the provisions of this Indenture as a Note Guarantor on substantially the same terms as set forth in this Article Ten with respect to the Note Guarantee of Holding, and (b) the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

                  Section 10.04.  Note Guarantee Obligations
Subordinated to Guarantor Senior Indebtedness. Holding covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that all payments pursuant to the Note Guarantee made by or on behalf of Holding are hereby expressly made subordinate and, subject, in right of payment as provided in this Article Ten, to the prior payment in full in cash or cash equiva-lents of all amounts payable under all existing and future Guarantor Senior Indebtedness of Holding.

                  This Section 10.04 and the following Sections
10.05 through 10.17 of this Article Ten shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness of Holding and, to the extent set forth in Section 10.06(b), holders of Designated Senior
Indebtedness; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of Holding and, to the extent set forth in Section 10.06(b), holders of Designated Senior Indebtedness; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

                  Section 10.05.  Payment Over of Proceeds upon
Dissolution, etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to Holding or its assets, or (b) any liquidation, dissolution or other winding-up of Holding, whether voluntary or involuntary, or

(c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of Holding, then and in any such event:

                  (1) the holders of all Guarantor Senior Indebt-edness of Holding shall be entitled to receive payment in full in cash or cash equivalents, or provision acceptable to the requisite holders of Guarantor Senior Indebtedness of Holding made for such payment, of all amounts due on or in respect of all such Guarantor
         Senior Indebtedness before the Holders are entitled to receive any payment or distribution, whether in cash, property or securities (excluding Permitted Junior Securities) on account of the Senior Subordinated Note Obligations or for the acquisition of any of the Notes; and

                  (2) any payment or distribution of assets of Holding of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article Ten shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of Holding or their representative or representatives or to the trustee or trustees under any indenture under which any instru-ments evidencing any of such Guarantor Senior Indebt-edness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

                  (3) in the event that, notwithstanding the fore-going provisions of this Section 10.05, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of Holding of any kind or character, whether in cash, property or securities, in respect of any Senior Subordinated Note Obligations under this Note Guarantee before all Guarantor Senior Indebtedness of Holding is paid in full in cash or cash equivalents or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Holding for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor
         Senior Indebtedness in full in cash or cash equiv-alents, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

                  The consolidation of Holding with, or the merger of Holding with or into, another Person or the liquidation or dissolution of Holding following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in this Indenture shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of Holding for the purposes of this Indenture if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in this Indenture.

                  Section 10.06.  Suspension of Note Guarantee Obli-

gations When Guarantor Senior Indebtedness in Default.
(a) Unless Section 10.05 shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets of Holding of any kind or character shall be made by or on behalf of Holding on account of the Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Senior Subordinated Note Obligations or any of the obligations of Holding under this Note Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or cash equivalents, after which, subject to Section 10.05 (if applicable), Holding shall resume making any and all required payments in respect of its obligations under this Note Guarantee.

                  (b) Unless Section 10.05 shall be applicable, during any Payment Blockage Period in respect of the Notes, no payment or distribution of any assets of Holding of any kind or character shall be made by or on behalf of Holding on account of the Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Senior Subordinated Note Obligations or on account of any of the other obligations of Holding under this Note Guarantee, provided that the foregoing prohibition shall not apply unless such Payment Blockage Period has been instituted under Section 11.03(b) by a Senior Representative acting for holders of Designated Senior Indebtedness which also constitutes Guarantor Senior Indebtedness. Upon the termination of any Payment Blockage Period, subject to
Section 10.05 (if applicable), Holding shall resume making any and all required payments in respect of its obligations under this Note Guarantee.

                  (c) In the event that, notwithstanding the fore-going, the Trustee or the Holder of any Note shall have received any payment from Holding prohibited by the fore-going provisions of this Section 10.06, then and in such event such payment shall be paid over and delivered forth-with to the Senior Representative initiating the Payment
Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness of Holding or, if no amounts are then due in respect of Guarantor Senior Indebtedness of Holding, prompt return to Holding, or as a court of competent jurisdiction shall direct.


                  Section 10.07.  Release of Note Guarantee.
(a) Concurrently with the payment in full of all Senior Subordinated Note Obligations, then Holding shall be released from and relieved of its obligations under this Article Ten. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel stating that the transaction giving rise to the release of this Note Guarantee was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of Holding from its obligations under this Note Guarantee. If any of the Senior Subordinated Note Obligations are revived and reinstated after the termination of this Note Guarantee, then all of the obligations of Holding under this Note Guarantee shall be revived and reinstated as if this Note Guarantee had not been terminated until such time as the Senior Subordinated Note Obligations are paid in full, and Holding shall enter into an amendment




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to this Note Guarantee, reasonably satisfactory to the
Trustee, evidencing such revival and reinstatement.

                  (b) Any Restricted Subsidiary that becomes a Note Guarantor pursuant to Section 4.12, 4.13 or 4.17 shall be released and relieved of its obligations under its Note
Guarantee in accordance with the terms thereof, as provided in Section 4.12 or 4.13.

                  Section 10.08. Waiver of Subrogation. Holding hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of Holding's obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. If any amount shall be paid to Holding in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to Holding for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the subordination provisions of this Article and to Article Eleven, forthwith be paid to the

Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

                  Section 10.09.  Provisions Solely to Define
Relative Rights. The subordination provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Indebt-edness of Holding and, to the extent set forth in Section 10.06, holders of Designated Senior Indebtedness on the other hand. Nothing contained in this Article Ten or else-where in this Indenture or in the Notes is intended to or shall (a) impair, as among Holding, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of Holding, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Note Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against Holding of the Holders of the Notes and creditors of Holding other than the holders of the Guarantor Senior Indebtedness of Holding; or (c) prevent the Trustee or the Holder of any




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Note from exercising all remedies otherwise permitted by
applicable law upon Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Ten of the holders of Guarantor Senior Indebtedness of Holding hereunder and, to the extent set forth in Section 10.06, holders of Designated Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Holding referred to in Section 10.05, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliv-erable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.06, to prevent any pay-ment prohibited by such Section or enforce their rights pursuant to Section 10.06(c).

                  The failure by Holding to make a payment in respect of its obligations under this Note Guarantee by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.


                  Section 10.10.  Trustee to Effectuate
Subordination. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Holding whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of Holding owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

                  Section 10.11.  No Waiver of Subordination
Provisions. (a) No right of any present or future holder of any Guarantor Senior Indebtedness or Designated Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or Holding or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or




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Holding with the terms, provisions and covenants of this
Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b)  Without limiting the generality of subsection
(a) of this Section 10.11, the holders of Guarantor Senior
Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordi-nation provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness or such Senior Indebted-ness is outstanding; (2) sell, exchange, release or other-

wise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; (3) release any Person liable in any manner for the collection or payment of such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; and (4) exercise or refrain from exercising any rights against Holding and any other Person; provided that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

                  Section 10.12.  Notice to Trustee.  (a)  The
Company and Holding shall give prompt written notice to the Trustee of any fact known to Holding which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the subordination provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, Holding or a holder of its Guarantor Senior Indebtedness or from any representative, trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the




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Trustee, subject to the provisions of this Section 10.12,
shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 10.12 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Indebtedness or any representative, trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee, by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a representative, trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Section 10.13. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc. Upon any payment or distribution of assets of Holding referred to in this Article Ten, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency,




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bankruptcy, receivership, liquidation, reorganization,
dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of Holding, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this

Article Ten. The Trustee is not responsible for determining whether or not the court has been fully apprised of the provisions of this Article Ten.

                  Section 10.14. Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee's
Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Ten with respect to any Guarantor Senior Indebtedness which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

                  Section 10.15. Article Ten Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article
Ten shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article
Ten in addition to or in place of the Trustee; provided that
Section 10.14 shall not apply to the Company or any Affil-iate of the Company if it or such Affiliate acts as Paying
Agent.

                  Section 10.16.  No Suspension of Remedies.
Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this




                                       116

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Article Ten of the holders, from time to time, of Guarantor
Senior Indebtedness.

                  Section 10.17.  Trustee's Relation to Guarantor
Senior Indebtedness. With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article
Ten (and in Article Eleven with respect to Senior
Indebtedness), and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Holders, Holding or any other Person moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

                  Section 10.18. Subrogation. Upon the payment in full in cash or cash equivalents of all amounts payable under or in respect of Guarantor Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of assets of Holding made on such Guarantor
Senior Indebtedness until all amounts due under this Note
Guarantee shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article Ten, and no payment pursuant to the provisions of this Article Ten to holders of such Guarantor Senior Indebtedness by the Holders, shall, as among Holding, its creditors other than holders of such Guarantor Senior Indebtedness and the Holders, be deemed to be a payment by Holding to or on account of such Guarantor Senior Indebtedness) it being understood that the provisions of this Article Ten are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Indebtedness, on the one hand, and the Holders, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Guarantor Senior




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Indebtedness, then and in such case, the Holders shall be
entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full.



                                ARTICLE ELEVEN

                            SUBORDINATION OF NOTES

                  Section 11.01.  Notes Subordinate to Senior
Indebtedness. The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise cove-nants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Eleven, the Indebt-edness represented by the Notes and the payment of the Senior Subordinated Note Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or cash equivalents of all amounts payable under all existing and future Senior Indebtedness.

                  This Article Eleven shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness;
and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such pro-visions.

                  Section 11.02. Payment over of Proceeds upon Dissolution, etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liqui-dation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, then and in any such event:

                  (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents or provision acceptable to the requisite holders of Senior Indebtedness made for such payments, of all amounts due on or in respect of Senior

         Indebtedness before the Holders are entitled to receive any payment or distribution, whether in cash, property or securities (excluding Permitted Junior Securities) on account of Senior Subordinated Note Obligations or for the acquisition of any of the Notes; and


                  (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liqui-dating trustee or agent or other Person making such payment or distribution, whether a trustee in bank-ruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instru-ments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebt-edness; and

                  (3) in the event that, notwithstanding the fore-going provisions of this Section 11.02, the Trustee or the Holder of any Note shall have received any payment or distribution of properties or assets of the Company of any kind or character, whether in cash, property or securities, by set off or otherwise in respect of any Senior Subordinated Note Obligations before all Senior Indebtedness is paid or provided for in full in cash or cash equivalents, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or cash equiv-alents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebt-edness.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reor-ganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Article if the Person formed by such con-solidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Five.

                  Section 11.03. Suspension of Payment When Senior Indebtedness in Default. (a) Unless Section 11.02 shall be applicable, upon the occurrence of a Payment Default, no direct or indirect payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of the Senior Subordinated
Note Obligations or on account of the purchase or redemption or other acquisition of any Senior Subordinated Note Obli-gations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash in cash equivalents, after which, subject to
Section 11.02 (if applicable), the Company shall resume making any and all required payments in respect of the Notes and the other Senior Subordinated Note Obligations, includ-ing any missed payments.

                  (b) Unless Section 11.02 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Trustee and the Company from a Senior Representative of written notice of such occurrence stating that such notice is a Payment Blockage Notice pursuant to
Section 11.03(b) of this Indenture, no payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of any Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of Senior Subordinated Note Obligations for a period
("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under

Section 11.02 or subsection (a) of this Section 11.03):
(i) 179 days shall have elapsed since receipt of such notice, (ii) the date on which such Non-payment Default is cured or waived or ceases to exist (provided that no other Payment Default or Non-payment Default has occurred or is then continuing after giving effect to such cure or waiver),
(iii) the date on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or
(iv) the date on which such Payment Blockage Period shall have been terminated by express written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, subject to Section 11.02 (if applicable), the Company shall promptly resume making any and all required payments in respect of the Senior Subordinated Note Obligations, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period, whether with respect to the Notes, any Note Guarantee or the Notes and the Note Guarantees collectively, may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (other than any such Non-payment Default which was not and could not reasonably be expected to have been known by the holders or the Senior Representative) will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursuant to any provision under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; provided that, in the case of a breach of a particular financial covenant, the Company shall have been in compliance for at least one full period commencing after the date of commencement of such Payment Blockage Period). In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in clause (2) hereof and there must be a 181 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect pursuant to this Section 11.03(b).

                  (c) In the event that, notwithstanding the fore-going, the Trustee or the Holder of any Note shall have received any payment or distribution prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment or distribution shall be paid over and delivered forthwith to the Senior Representatives or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior
Indebtedness in cash or cash equivalents, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

                  Section 11.04.  Trustee's Relation to Senior
Indebtedness. With respect to the holders of Senior Indebt-edness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven (and in Article Ten with respect to any Guarantor Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company, any Note Guarantor or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Eleven or other-wise.

                  Section 11.05. Subrogation to Rights of Holders of Senior Indebtedness. Upon the payment in full in cash or cash equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and dis-tributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash or cash equiv-alents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the pro-visions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior
Indebtedness by Holders of the Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebt-edness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or cash equivalents.

                  Section 11.06. Provisions Solely to Define Rela-tive Rights. The provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Eleven or elsewhere in this Inden-ture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obli-gation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, pre-mium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms;
or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all reme-dies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Indebtedness (1) in any case, proceeding, dis-solution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliv-erable to the Trustee or such Holder, or (2) under the conditions specified in Section 11.03, to prevent any pay-ment prohibited by such Section or enforce their rights pursuant to Section 11.03(c).

                  The failure to make a payment on account of any Senior Subordinated Note Obligations by reason of any pro-vision of this Article Eleven shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

                  Section 11.07.  Trustee to Effectuate Sub-
ordination. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

                  Section 11.08.  No Waiver of Subordination Pro-
visions. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b)  Without limiting the generality of subsection
(a) of this Section 11.08, the holders of Senior Indebt-edness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the sub-ordination provided in this Article Eleven or the obli-gations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following:
(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebt-edness or any instrument evidencing the same or any agree-ment under which Senior Indebtedness is outstanding;
(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior

Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and
(4) exercise or refrain from exercising any rights against the Company and any other Person; provided that in no event shall any such actions limit the right of the Holders of the

Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

                  Section 11.09.  Notice to Trustee.  (a)  The
Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article
Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist; provided that if the Trustee shall not have received the notice provided for in this Section 11.09 at least two Business
Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Inden-ture (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limit-ing the rights and remedies of the holders of Senior Indebt-edness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b)  Subject to the provisions of Section 7.01,

the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee by a Person representing himself to be a holder of Senior Indebtedness (or a representative, trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a representative, trustee, fiduciary or agent therefor). In the event that the Trustee deter-mines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satis-faction of the Trustee as to the amount of Senior Indebted-ness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Section 11.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of
Section 7.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receiv-ership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascer-taining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Eleven. The Trustee is not responsible for determining whether or not the court has been fully apprised of the provisions of this Article Eleven.

                  Section 11.11.  Rights of Trustee as a Holder of

Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebt-edness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Eleven shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

                  Section 11.12.  Article Applicable to Paying
Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Eleven in addition to or in place of the Trustee; provided that Sec-tion 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                  Section 11.13. No Suspension of Remedies. Noth-ing contained in this Article Eleven shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Eleven of the holders, from time to time, of Senior
Indebtedness.


                                ARTICLE TWELVE

                                 MISCELLANEOUS

                  Section 12.01. Trust Indenture Act of 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

                  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.


                  Section 12.02.  Notices.  Any notice or com-
munication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

                  If to the Company or any Note Guarantor to:

                           Mettler-Toledo, Inc.
                           Im Langacher
                           P.O. Box MT-100
                           CH-8606
                           Greifensee, Switzerland
                           Attention:  Chief Executive Officer

                  With a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004
                           Attention:  Timothy E. Peterson

                  If to the Trustee to:

                           United States Trust Company of
                             New York
                           114 West 47th Street
                           New York, New York  10036
                           Attention:  Corporate Trust Division

                  The parties hereto by notice to the other parties may designate additional or different addresses for sub-sequent notices or communications.

                  Any notice or communication mailed, postage pre-paid, to a Holder, including any notice delivered in con nection with TIA Section 310(b), TIA Section 313(c), TIA
Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

                  Failure to mail a notice or communication to a

Noteholder or any defect in it shall not affect its suf-ficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 12.03.  Communication by Holders with
Other Holders.  Holders may communicate pursuant to TIA

Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

                  Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1)  an Officers' Certificate in form and
         substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such cer-tificate or opinion has read such covenant or con-dition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public offi-cials.

                  Section 12.06.  Rules by Trustee, Paying Agent,
Registrar. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  Section 12.07. Legal Holiday. "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  Section 12.08. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW
THEREOF.

                  Section 12.09. No Recourse Against Others. No director, officer, employee, incorporator or stockholder, as such, of the Company, Holding, any Note Guarantor or any Subsidiary of the foregoing shall have any liability for any obligations of the Company under the Notes or this Indenture or of a Note Guarantor under any Note Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

                  Section 12.10. Successors. All agreements of the Company and Holding in this Indenture, the Notes and the Note Guarantee of Holding shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.


                  Section 12.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement. One signed copy is enough to prove this Indenture.

                  Section 12.12.  Separability.  In case any pro-
vision in this Indenture, the Notes or any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 12.13. Table of Contents, Headings, etc. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 12.14. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Inden-ture except to holders of Senior Indebtedness and Guarantor
Senior Indebtedness.

                  This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                       MT ACQUISITION CORP.


                                       By:___________________________________
                                          Name:
                                          Title:


                                       METTLER-TOLEDO HOLDING INC.


                                       By:___________________________________
                                          Name:
                                          Title:


                                       UNITED STATES TRUST COMPANY
                                         OF NEW YORK, as Trustee


                                       By:___________________________________
                                          Name:
                                          Title:

                                                            SCHEDULE 1






                                Existing Liens

                                   [to come]

                                                                    EXHIBIT A



                             MT ACQUISITION CORP.
                    (to be assumed by Mettler-Toledo, Inc.)
                      % Senior Subordinated Note due 2006


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR
TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE
REVERSE HEREOF.

                                                   CUSIP No.
No.                                                         $115,000,000


                  MT ACQUISITION CORP., a corporation incorporated under the laws of the State of Delaware (herein called the
"Company," which term includes any successor corporation
under this Indenture hereinafter referred to), for value
received, hereby promises to pay to _______________ or
registered assigns, the principal sum of $115,000,000 on
          , 2006, at the office or agency of the Company
referred to below, and to pay interest thereon on
and           , in each year, commencing on           ,
1996, accruing from           , 1996 or from the most recent
Interest Payment Date to which interest has been paid or
duly provided for, at the rate of    % per annum, until the
principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in this Indenture referred to on the reverse
hereof, be paid to the Person in whose name this Note (or
one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which
shall be            or            (whether or not a Business
Day), as the case may be, next preceding such Interest
Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

                  Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Note register maintained by the Registrar.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:  October   , 1996               MT ACQUISITION CORP.


                                       By:___________________________________
                                          Name:
                                          Title:


[SEAL]


                                       By:___________________________________
                                          Name:
                                          Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes referred to in the within-mentioned Indenture.

                                       UNITED STATES TRUST COMPANY
                                          OF NEW YORK, as Trustee


                                       By:___________________________________
                                           Authorized Signatory

                               (Reverse of Note)


                  1.  Indenture.  This Note is one of a duly autho-
rized issue of Notes of the Company designated as its    %
Senior Subordinated Notes due 2006, limited (except as
otherwise provided in this Indenture referred to below) in
aggregate principal amount to $115,000,000, which may be
issued under an indenture (herein called the "Indenture")
dated as of October   , 1996, between MT Acquisition Corp.,
a Delaware corporation, as issuer (together with its successors, the "Company"), Mettler-Toledo Holding Inc., a
Delaware corporation, as a Note Guarantor and United States
Trust Company of New York, as trustee (the "Trustee," which term includes any successor Trustee under this Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, any Note Guarantor, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  No reference herein to the Indenture and no pro-visions of this Note or of this Indenture shall alter or impair the absolute or unconditional obligation of the Company and any Note Guarantor to pay the principal of, premium, if any and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  2. Note Guarantees. This Note is entitled to a certain senior subordinated Note Guarantee made for the benefit of the Holders. Reference is hereby made to Article
Ten of this Indenture for terms relating to the Note
Guarantee.

                  3. Subordination. The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in this Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness and Guarantor Senior Indebtedness, as defined in this Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 8 below.

                  4.  Redemption.

                  (a) Optional Redemption. The Notes are subject to redemption, at the option of the Company, as a whole or in part, in principal amounts of $1,000 or any integral
multiple of $1,000, at any time on or after           , 2001
upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period
beginning on            of the years indicated below:


                                                                   Redemption
                Year                                                  Price
--------------------------------------                    ------------------------------
2001.............................................................................      %
2002.............................................................................      %
2003.............................................................................      %
2004 and thereafter..............................................................   100%


plus accrued and unpaid interest, if any, to the Redemption
Date, all as provided in this Indenture.

                  (b) Optional Redemption Upon Public Equity Offer-ing. In addition, at any time and from time to time on or
prior to           , 1999, the Company may redeem in the
aggregate up to $40,000,000 of the original amount of the Notes with the proceeds of one or more Public Equity
Offerings, in each case which yields gross proceeds to the Company (before discounts, commissions and expenses) of at least $65,000,000 and following which there is a Public
Market, at a redemption price equal to __% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date; provided that not less than $75,000,000 in aggregate principal amount of Notes must remain outstanding following such redemption. In order to effect the foregoing redemption with the proceeds of a Public

Equity Offering, the redemption must be made within 60 days of the date of the consummation of any such Public Equity
Offering.

                  (c)  Interest Payments.  In the case of any
redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Pre-decessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with this Indenture shall cease to bear interest from and after the Redemption Date.

                  (d) Partial Redemption. In the event of redemp-tion of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  5. Offers to Purchase. Sections 4.18 and 4.19 of the Indenture provide that following any Asset Sale and, upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in this Indenture.

                  6. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in this Indenture.

                  7. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

                  8. Amendments and Waivers. The Indenture per-mits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under this Indenture at any time by the Company, any Note
Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and any Note Guarantor with certain provisions of this Indenture and certain past Defaults under this Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  9. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple there-of. As provided in this Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a dif-ferent authorized denomination, as requested by the Holder surrendering the same.

                  As provided in this Indenture and subject to cer-tain limitations therein set forth, the transfer of this
Note is registrable on the Note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accom-panied by a written instrument of transfer in form satis-factory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writ-ing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any regis-tration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  10. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all pur-poses, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  11. Governing Law. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE
PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  12. Selection and Notice. In the event that less than all of the Notes are to be redeemed at any time, selec-tion of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;
provided that no Notes of an original principal amount of $1,000 or less shall be redeemed in part. Notice of redemp-tion shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemp-tion that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon sur-render for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

                  13. Abbreviations. The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                        (i)  TEN COM - as tenants in common;

                       (ii)  TEN ENT - as tenants by the entireties;

                      (iii) JT TEN - as joint tenants with right of survivorship and not as tenants in common;



                       (iv)  UNIF GIFT MIN ACT -         Custodian

                                                -------              -------
                                                (Cust.)              (Minor)

                             Under Uniform Gifts to Minors Act
                                                               -----------------
                                                                     (State)

Additional abbreviations may also be used though not in the above list.

                      OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Note purchased by the Company pursuant to Section 4.18 or 4.19 of the Indenture, check the appropriate box:

                           Section 4.18 [  ]

                           Section 4.19 [  ]

                  If you wish to have a portion of this Note pur-chased by the Company pursuant to Section 4.18 or 4.19 of the Indenture, state the amount:

                           $______________

Date: __________________            Your Signature: _________________________
                                    (Sign exactly as your name appears
                                    on the other side of this Note)

Signature Guarantee: ______________________

                                ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to


--------------------------------------------------------------------------------


(Insert assignee's social security or tax ID number)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


(Print or type assignee's name, address and zip code) and irrevocably appoint


--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company.
The agent may substitute another to act for him.


--------------------------------------------------------------------------------



Date: __________________            Your Signature: _________________________
                                    (Sign exactly as your name appears
                                    on the other side of this Note)


Signature Guarantee:______________________________

                      SENIOR SUBORDINATED NOTE GUARANTEE

                  For value received, the undersigned hereby absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note as set forth in Article Ten of the Indenture. This Note Guarantee is subject to release upon the terms set forth in the Indenture.



                                       METTLER-TOLEDO HOLDING INC.


                                       By:_______________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT B




                     FORM OF FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE, dated as of October , 1996 (this "Supplemental Indenture"), among METTLER-
TOLEDO, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), METTLER-TOLEDO
HOLDING INC., a corporation incorporated under the laws of the State of Delaware (the "Note Guarantor"), and UNITED
STATES TRUST COMPANY OF NEW YORK, as trustee under the indenture referred to below (the "Trustee").

                                  WITNESSETH:

                  WHEREAS the corporation formerly named MT
Acquisition Corp. ("MT Acquisition"), the Note Guarantor and the Trustee have heretofore executed and delivered an indenture, dated as of the date hereof (as amended, the "Indenture"), providing for the issuance of an aggregate
principal amount of $115,000,000 of   % Senior Subordinated
Notes due 2006 of the Company (the "Notes");

                  WHEREAS immediately after the execution of the Indenture and the issuance of the Notes, MT Acquisition was merged with and into the Company in the Merger, with the Company as the surviving corporation; and

                  WHEREAS, pursuant to Sections 5.01 and 9.01 of the Indenture, the Company, the Note Guarantor and the Trustee are authorized to execute and deliver this Supplemental
Indenture;

                  NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental
Indenture, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture;
and (ii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Supplemental
Indenture as a whole and not to any particular section or other subdivision hereof.

                  2. Express Assumption. The Company hereby acknowledges and agrees that as a result of it being the surviving corporation in the Merger with MT Acquisition it has succeeded to all the obligations of MT Acquisition under the Notes and the Indenture. The Company hereby expressly assumes all the obligations of MT Acquisition under the Notes and the Indenture.

                  3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This
Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF
NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF
LAW THEREOF.

                  5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  6. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement. One signed copy is enough to prove this Indenture.

                  7. Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions thereof.

                  This Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Supplemental Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.


                                       METTLER-TOLEDO, INC.


                                       By:_______________________________
                                          Name:
                                          Title:

                                       METTLER-TOLEDO HOLDING INC.



                                       By:_______________________________
                                          Name:
                                          Title:


                                       UNITED STATES TRUST COMPANY OF
                                          NEW YORK, as Trustee,



                                       By:_______________________________
                                          Name:
                                          Title: